UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Proxy Statement for the 2024 Annual Meeting of Shareholders

CHAMPAGNE
TOAST
Bath&BodyWorks

Dear Fellow Shareholders,

In 2023, Bath & Body Works made meaningful progress executing on the five key growth drivers established by the leadership team to focus on elevating the brand and product, extending the Company’s reach, deepening engagement with customers, enabling a seamless omnichannel experience and enhancing operational excellence.

As a Board, we are focused on enabling the Company’s transformation and are deeply engaged with the leadership team in overseeing the execution of the Company’s strategy. The team made critical foundational investments in technology and marketing, while at the same time remained focused on operating efficiency and the implementation of cost reduction initiatives that led to achieving savings ahead of plan. Importantly, to help support long-term growth, the Company continued its expansion into adjacent categories such as Men’s, fragrant haircare, laundry and lip.

At the same time, ensuring a balanced and thoughtful allocation of capital is a responsibility our Board takes seriously. After making investments in the business, Bath & Body Works generated $656 million in free cash flow in fiscal 2023, allowing us to return cash to shareholders through our quarterly dividend and share repurchases, as well as deleverage our balance sheet through debt repurchases. At the end of fiscal 2023, we had reduced our leverage ratio to 2.8x from 3.1x a year ago. In addition, we were pleased to pay $182 million in dividends and repurchase 4.1 million shares of common stock for $149 million during the year. Further, our Board was pleased to recently authorize a new $500 million share repurchase program.

Our Board is also committed to ensuring we have an optimal Board structure and composition with the right mix of expertise, backgrounds and tenures. We are continuing our focus on governance enhancements through reduction in Board size and rotation of Committee chairs. Following the annual meeting, through Board refreshment in 2023 as well as directors who have stepped down this year or have chosen not to stand for re-election, our Board will have an average director tenure of 3.4 years. After these most recent changes, our Board will consist of 10 directors, six of whom come from diverse communities: female, people of color and/or LGBTQIA+.

Last year, we made continued strides in incorporating our environmental, social and governance (“ESG”) strategy into our work to deliver long-term value and responsible growth. We released our inaugural ESG report, which outlined our approach to working toward our 2025 and 2030 ESG commitments, focused on Engaged People, Thoughtful Products and Brighter Places. The formalization of our ESG focus, strategy and commitments followed an extensive ESG prioritization assessment, which included research and engagement with key stakeholders including associates across our business, customers, suppliers, investors and nonprofits.

In addition, in 2023, we were proud to be named one of America’s Greatest Workplaces for diversity, LGBTQ+ individuals, veterans, and women by Newsweek, a Diversity First Top 50 Company by the Diversity Research Institute, and one of the Best Managed Companies by The Wall Street Journal.

The feedback we receive during our year-round engagement with shareholders informs our practices and policies, and we are committed to responsive action. Indeed, during 2023, we embarked on a comprehensive engagement process to better understand our shareholders’ perspectives on executive compensation and took prompt action to address their concerns. As we look ahead, we remain committed to engaging with our shareholders on our areas of focus – whether it be our growth strategy and execution, our capital allocation plan, or our ESG priorities, maintaining an ongoing dialogue with shareholders remains paramount.

On behalf of the entire Board, I would like to thank our dedicated teams around the world that allow us to deliver on our purpose to make the world a brighter, happier place through the power of fragrance. With our market leadership, world-class team and continued progress against our growth drivers, the Board remains confident in our ability to deliver for our shareholders and all stakeholders in 2024.

Thank you for your continued support and investment in our company. We ask for your voting support on the items contained in this proxy statement, and appreciate you taking the time to cast your vote.

Sincerely, Sarah E. Nash Board Chair Bath & Body Works, Inc.

Dear Fellow Shareholders,

Having completed my first full year as Chief Executive Officer, I am more excited than ever for the future of Bath & Body Works. My confidence is based on our team’s impressive work in building on our strong foundation as a global leader in personal care and home fragrance at the intersection of consumer goods and retail. Our loyal customer base, profitable fleet, growing digital and omnichannel capabilities, vertically integrated supply chain, and talented store associates have been drivers of our success. In 2023, we made important investments in product innovation, marketing and technology to build on these strengths and drive progress toward our long-term growth and profitability goals.

We were not immune to macroeconomic impacts on our customers, especially the high inflation rates early in the year. We also experienced the continuing post-pandemic normalization within our candle and sanitizer categories. Despite these headwinds, all of our product categories outperformed expectations and our team delivered full-year net sales and earnings per share that exceeded our guidance.

Our solid financial results in 2023 were driven by progress against our long-term strategic priorities, which are aligned behind what we call the five Es: elevating our brand and product; engaging our customers; extending our reach; enabling a seamless omnichannel experience; and enhancing our operational efficiency. Our performance highlights include:

•	We focused on product innovation, as well as upgrading our formulations, packaging and merchandising. We completed the reformulation of our hand soaps and body care, which are now made without parabens and sulfates. We also launched our foaming soap refills in recyclable cartons.
•	We expanded further into adjacent categories. Our Men’s business continued its strong growth. We introduced fragrant haircare products, with the offering attracting new customers to our brand. In addition, we expanded our lip assortment and piloted our laundry line with many of our bestselling fragrances at a limited number of stores and online. We plan to complete the rollout of our lip products to all North American stores by mid-2024 and bring our laundry offering to our entire U.S. store fleet by fall of this year.
•	We celebrated the one-year anniversary of our loyalty program, and we exited 2023 with approximately 37 million active members. We continue to increase engagement with our loyalty members, including by offering impactful members-only experiences.
•	We diversified our marketing efforts and launched a new brand campaign entitled Come Back to Your Senses. We also advanced our digital platforms to connect to our stores and provide a more seamless experience to our customers. Now that our technology systems are largely separated from Victoria’s Secret, we are positioned to further strengthen loyalty and personalized marketing and more efficiently grow both sales and earnings.
•	We delivered approximately $150 million in cost optimization savings and increased our total annual cost savings target by $50 million to $250 million to position the business for additional operating margin expansion.

In addition to these highlights, we returned approximately $330 million in capital to shareholders through our quarterly dividend and share repurchase program, while also reducing our debt leverage. We remain committed to a balanced and thoughtful capital allocation strategy and strong shareholder returns.

As a result of our efforts through the past year, we are entering 2024 with solid fundamentals. Our team will continue to move with focus and speed to deliver on our strategic priorities and make continued progress toward our long-term targets of $10 billion of net sales and 20% operating income margin.

I am confident our best days are ahead of us, and I look forward to working with my colleagues at Bath & Body Works to deliver strong and sustainable value creation for shareholders.

Thank you for your investment and your continued support.

Sincerely, Gina R. Boswell Chief Executive Officer Bath & Body Works, Inc.

Notice of Annual Meeting of Shareholders

June 27, 2024

Who May Vote

Shareholders of record at the close of business on April 30, 2024, may vote at the meeting.

DATE: Thursday, June 27, 2024	TIME: 8:30 a.m. Eastern Time	PLACE: Bath & Body Works, Inc. Three Limited Parkway Columbus, Ohio 43230

Date of Mailing

A Notice of Internet Availability of Proxy Materials or this proxy statement and the enclosed proxy card is first being sent to shareholders on or about May 15, 2024.

Internet Availability

In accordance with Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing our proxy materials to most of our shareholders. Rather than sending those shareholders a paper copy of our proxy materials, we are sending them a Notice of Internet Availability of Proxy Materials with instructions for accessing the materials and voting via the Internet. We believe this method of distribution makes the proxy distribution process more efficient and less costly and limits our impact on the environment. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended February 3, 2024, are available at www.bbwinc.com (see the “Investors” link followed by the “Annual Reports/Proxy” link).

ITEMS OF BUSINESS
1	Elect the 10 nominees proposed by the Board of Directors as directors.
2	Ratify the appointment of our independent registered public accounting firm.
3	Hold an advisory vote to approve named executive officer compensation.
4	Transact such other business as may properly come before the meeting.

This proxy statement contains important information, including a description of the business that will be acted upon at the meeting. If you plan to attend the meeting in person, please note that for security reasons, before being admitted to the meeting, you must present a valid, government-issued photo identification (such as a driver’s license or a passport) and your proof of stock ownership as of April 30, 2024, the record date for the meeting. Please see “Information About the Annual Meeting and Voting—Attending the Annual Meeting” on page 70 of this proxy statement for additional information regarding attendance at the meeting. Your vote is important. Shareholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. Whether or not you plan to attend the meeting, please vote by telephone or via the Internet or sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by submitting a later dated proxy (including a proxy via telephone or the Internet) or by attending the meeting and voting in person.

By Order of the Board of Directors,

Michael C. Wu

Chief Legal Officer

and Corporate Secretary

May 15, 2024

  Bath & Body Works, Inc. | 2024 Proxy Statement

2024 Proxy Statement Summary

This summary highlights information about Bath & Body Works, Inc. (referred to in this proxy statement as “we,” “us,” “our” and the “Company”) and our upcoming 2024 annual meeting of shareholders contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. Please carefully read the entire proxy statement before voting.

Your Vote Is Important

How to Vote Your Shares (See Page 70)

You may vote if you were a Company shareholder of record as of the close of business on April 30, 2024.

Online before the meeting Go to the website designated on the enclosed proxy card or to the website indicated on the materials provided by your broker	By phone Call the phone number designated on the enclosed proxy card or the materials provided by your broker

By mail Complete, sign and date the enclosed proxy card and return it promptly in the envelope provided	In person during the annual meeting* Submit a voting ballot at the annual meeting on June 27, 2024

*

If you plan to attend our annual meeting of shareholders in person, please note that you must follow certain procedures, including bringing your photo identification and evidence that you owned your shares as of April 30, 2024, the record date for the annual meeting. Please see “Information About the Annual Meeting and Voting—Attending the Annual Meeting” on page 70 of this proxy statement for additional information.

Roadmap for Voting Items

ITEMS TO BE VOTED ON	VOTE STANDARD	BOARD VOTE RECOMMENDATION	SEE PAGE

Item 1. Election of directors	Majority of votes cast	☑ FOR EACH NOMINEE	7

Item 2. Ratification of the appointment of independent registered public accounting firm	Majority of votes present in person or by proxy and voting thereon	☑ FOR	25

Item 3. Advisory vote to approve named executive officer compensation	Majority of votes present in person or by proxy and voting thereon	☑ FOR	30

2024 Proxy Statement | Bath & Body Works, Inc.  1

Our Director Nominees (See Page 8)

The following table provides summary information about the 10 director nominees the Board of Directors (the “Board”) has nominated for election at our 2024 annual meeting of shareholders. Additional information about each nominee’s background and experience can be found beginning on page 11 of this proxy statement.

			COMMITTEE MEMBERSHIPS
NAME AND PRINCIPAL OCCUPATION	AGE	YEARS OF TENURE	AC	HCCC	NGC	EC

Alessandro Bogliolo Independent Former CEO, Tiffany & Co.	59	2.1	•	●	●	•

Gina Boswell CEO, Bath & Body Works, Inc.	61	1.4	●	●	●	●

Lucy Brady Independent President, Snacks & Grocery, Conagra Brands, Inc.	54	1.2	●	●	●	●

Francis Hondal Independent Former President of Loyalty & Engagement, Mastercard, Inc.	59	3.1	●	●	●	●

Danielle Lee Independent Former President, Warner Music Artist & Fan Experiences, Warner Music Group Corp.	48	3.1	●	●	●	●

Sarah Nash Independent Chair of the Company’s Board of Directors; CEO & Owner of Novagard Solutions	70	5.0	●	●	●	●

Juan Rajlin Independent Vice President & Treasurer, Alphabet Inc.	49	2.1	●	●	●	●

Stephen Steinour Independent Chairman, President & CEO, Huntington Bancshares Incorporated	65	10.2	●	●	●	●

J.K. Symancyk Independent President & CEO, PetSmart LLC	52	2.9	●	●	●	●

Steven Voskuil Independent Senior Vice President & CFO, The Hershey Company	55	1.2	●	●	●	●

AC Audit HCCC Human Capital & Compensation NGC Nominating & Governance EC Executive ● Committee Member

Director Nominee Highlights

Strong Board Diversity

5 of 10 Women*	3 of 10 Members of Underrepresented Communities*	90% of the Nominees Joined the Board in 2019 or Later	57 Average Age	3.2 Years Average Tenure

*

Mses. Boswell, Brady, Hondal, Lee and Nash are our female director nominees. Ms. Hondal and Mr. Rajlin identify as Hispanic or Latino. Ms. Lee identifies as African American or Black. Mr. Rajlin identifies as a member of the LGBTQIA+ community.

2  Bath & Body Works, Inc. | 2024 Proxy Statement

Relevant Qualifications, Skills and Experience

We believe that our director nominees, as a whole, possess the optimal mix of qualifications, skills and experience that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of the Company, including:

TECHNOLOGY

9 of 10

FINANCIAL EXPERTISE

9 of 10

MARKETING, DIGITAL & CONSUMER INSIGHTS

8 of 10

PUBLIC COMPANY CEO / SENIOR LEADERSHIP EXPERIENCE

6 of 10

GLOBAL / INTERNATIONAL

9 of 10

EXECUTIVE BUSINESS EXPERIENCE

10 of 10

GOVERNANCE

10 of 10

OPERATIONS / SUPPLY CHAIN

4 of 10

OMNICHANNEL RETAIL

7 of 10

ENVIRONMENTAL, SOCIAL & GOVERNANCE

8 of 10

Governance Highlights (See Page 18)

The “Corporate Governance” section beginning on page 17 of this proxy statement describes our strong governance framework, which includes:

☑ Independent Board Chair	☑ Separate CEO and Board Chair roles

☑ 9 of 10 director nominees are independent	☑ Independent directors meet without management present

☑ Board actively involved in overseeing the Company’s long-term business strategy, strategic priorities and material risks	☑ Each of our standing Board committees is composed of 100% independent directors

☑ Shareholders have the right to call special meetings (25%)	☑ All directors are elected annually by majority vote

☑ Regular management succession planning	☑ No supermajority voting requirements

☑ Proxy access rights	☑ Robust executive officer and director stock ownership guidelines

☑ No shareholders rights plan in effect	☑ Annual Board and committee self-evaluations

2024 Proxy Statement | Bath & Body Works, Inc.  3

Our Executive Compensation Program Aligns Pay-for-Performance (See Page 32)

Our executive compensation program is designed to emphasize pay-for-performance and to provide a meaningful and direct link between the interests of our named executive officers (“NEOs”) and those of our shareholders. We employ a pay mix philosophy that focuses on performance-based compensation, and we utilize rigorous performance metrics that align with our strategic direction, provide balance between growth and profitability and are designed to drive total shareholder return.

As described in more detail below, as part of our ongoing efforts to ensure our executive compensation program is aligned with the interests of our shareholders, we undertook a comprehensive shareholder engagement process in fiscal 2023 to better understand our shareholders’ perspectives regarding compensation and governance matters and the key drivers for their voting decisions. Our engagement efforts in 2023 were focused during two main periods – in the spring of 2023 leading up to our 2023 annual meeting of shareholders, and during the fall of 2023 into the winter of 2024 in connection with our implementation of a number of changes to our executive compensation program, as highlighted in the table beginning on the next page. One or more of our Board members participated in meetings with shareholders representing approximately 54% of our shares outstanding as of December 31, 2023. The Chair of our Human Capital & Compensation Committee (“HCC Committee”) participated in 19 of those meetings with shareholders representing approximately 51% of our shares outstanding as of December 31, 2023.

FISCAL 2023 SHAREHOLDER ENGAGEMENT SUMMARY(1)

Spring 2023 Engagement

Fall 2023 and Winter 2024 Engagement

(1)  Percentages of shareholders solicited and percentages of shareholders we met with set forth in this chart reflect share ownership as of March 31, 2023 and December 31, 2023 for the “Spring 2023 Engagement” and the “Fall 2023 and Winter 2024 Engagement,” respectively.

As a result of this engagement process and in light of the results of our 2023 “say-on-pay” vote, the HCC Committee, in consultation with its independent compensation consultant, promptly implemented specific enhancements to our executive compensation program in fiscal 2023 and 2024 in direct response to shareholder feedback and to further align the interests of our executives with those of our shareholders. In addition to these changes, our executive compensation program normalized in fiscal 2023 and into fiscal 2024 following the completion of our Chief Executive Officer search and transition process in December 2022, in line with our historical philosophy and approach to the compensation of our NEOs.

4  Bath & Body Works, Inc. | 2024 Proxy Statement

The table below highlights the key areas of shareholder feedback we received regarding our executive compensation program during fiscal 2023 and describes the specific actions the HCC Committee took to be responsive to our shareholders.

WHAT WE HEARD	HOW WE RESPONDED

Shareholders expressed concerns with the magnitude of the one-time restricted share unit (“RSU”) award to our Board Chair in fiscal 2022 (as previously disclosed in last year’s proxy statement)

•  The HCC Committee committed not to make outsized awards to non-management directors in the future, including if the Company is faced with transformational periods and/or that director assumes a transitional/interim management role.

Incentive compensation program should incorporate additional performance measures, including an absolute net sales metric or a capital allocation or returns-based metric

•  We added a new relative total shareholder return (“TSR”) metric (compared to the S&P 500 Consumer Discretionary Distribution & Retail Index) to the 2023 performance share units (“PSUs”), which applies in addition to the existing operating income margin metric, each equally weighted, to align compensation outcomes more closely with shareholder returns. The relative TSR metric replaced the relative revenue growth metric that had historically been part of the program.

•  In addition, we added a “negative absolute TSR cap” to our 2023 PSUs which provides that if our absolute TSR is negative during the applicable performance period, the payout under the 2023 PSU awards is capped at 100% of target performance.

•  We added a new absolute net sales metric to our 2024 short-term cash incentive program to align with the Company’s business objectives and growth strategy. This enhanced program for fiscal 2024 incents our NEOs to achieve both top- and bottom-line performance. The metrics include absolute adjusted operating income (75% weighting) and absolute net sales (25% weighting).

Enhance compensation peer group to include higher performing and/or more consumer-packaged goods (“CPG”) peers

•  We added higher performing and more comparable peers to our 2024 Compensation Peer Group (PVH Corp. and Tapestry, Inc.), and we removed Foot Locker, Inc. and Burlington Stores, Inc. We believe the 2024 Compensation Peer Group closely aligns with our business model and merchandise focus and reflects companies that are similar in size and scope, and that compete with us for executive talent.

•  We assess our peer group annually, which allows us to continue to monitor potential peer group changes and incorporate our shareholders’ feedback.

2024 Proxy Statement | Bath & Body Works, Inc.  5

WHAT WE HEARD	HOW WE RESPONDED

Enhance the link between compensation program and total shareholder returns, including by increasing emphasis on long-term equity incentives

•  The 2023 PSU awards granted to our NEOs included a relative TSR performance measure (with payout capped at target if our absolute TSR is negative) compared to companies in the S&P 500 Consumer Discretionary Distribution & Retail Index.

•  We enhanced the rigor of our Chief Executive Officer stock ownership guidelines by increasing the number of shares required to be owned from 5x to 6x base salary to further align our Chief Executive Officer’s interests with those of our shareholders over the long-term and better align with market best practice.

•  As part of the 2024 annual compensation review cycle, the HCC Committee did not increase the base salaries or short-term performance-based incentive compensation targets for our executive officers; rather, only increases in executive officer target long-term equity incentive compensation were approved, thereby enhancing the weighting of our NEOs’ long-term equity compensation as a percentage of their total pay mix.

•  The HCC Committee increased the proportion of our Chief Executive Officer’s long-term equity incentive compensation that is subject to performance-based conditions from 50% in fiscal 2023 to 60% for fiscal 2024.

•  We maintain robust compensation recoupment policies that provide for the recovery of incentive and severance compensation, including if an executive engages in certain misconduct or detrimental activities.

Retention awards have been granted to NEOs in recent years, including in 2022, and approximately 50% of the awards were subject only to time-based vesting conditions

•  We have returned to our normal historical compensation practices following the appointment of Ms. Boswell as Chief Executive Officer, which has provided stability to our senior leadership team.

•  As a result, no additional retention awards have been made since 2022 and none are currently contemplated for our NEOs.

We believe these changes directly address our shareholders’ perspectives and strengthen our commitment to our pay-for-performance philosophy and shareholder value creation. Our robust shareholder engagement process in fiscal 2023 and early 2024, as well as the changes we implemented in light of the constructive feedback we received, exemplify our commitment to engaging with our shareholders.

In addition to the changes made to the compensation program, we note that the compensation actions that were the focus of our 2023 say-on-pay proposal were made during a period of significant uncertainty and transition for the Company. Since that time and looking forward to fiscal 2024 and beyond, our executive compensation program has normalized, and we have remained committed to aligning executive compensation with performance and making decisions that drive our business goals to serve both the short and long-term interests of our shareholders.

6  Bath & Body Works, Inc. | 2024 Proxy Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this proxy statement or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “target,” “goal” and any similar expressions may identify forward-looking statements. The forward-looking statements contained in this proxy statement are subject to certain risks, uncertainties and other factors that could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this proxy statement or otherwise made by our Company or our management. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this proxy statement to reflect circumstances existing after the filing date of this proxy statement or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2023 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “Commission”), and our subsequent filings.

Election of Directors

(Item 1 on the Proxy Card)

Our Board is elected annually by our shareholders and currently has 12 members. Each director is, and throughout his or her service during fiscal 2023 was, independent in accordance with applicable New York Stock Exchange (“NYSE”) standards other than Gina Boswell, our Chief Executive Officer.

On March 13, 2024, each of Patricia Bellinger and Michael Morris notified the Company of their decision not to stand for re-election at the 2024 annual meeting of shareholders. The Company deeply appreciates the dedicated and invaluable service of Ms. Bellinger and Mr. Morris during their respective tenures on the Board and most recently as Chairs of the Nominating & Governance Committee and the HCC Committee, respectively.

Accordingly, the size of the Board will be reduced to 10 members immediately following the conclusion of the Company’s 2024 annual meeting of shareholders and, therefore, shareholders may only cast their vote with respect to the 10 director nominees described below.

2024 Proxy Statement | Bath & Body Works, Inc.  7

The Board’s 2024 Director Nominees

The Nominating & Governance Committee is responsible for considering candidates for the Board and recommending director nominees for the Board. After evaluating the performance, qualifications, skills and experience of each of the current Board members and the composition of our full Board, based upon the recommendations of the Nominating & Governance Committee, the Board has recommended the election of 10 directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

8  Bath & Body Works, Inc. | 2024 Proxy Statement

We believe that our director nominees, as a whole, possess the right mix of qualifications, skills and experience that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of the Company. Our directors also reflect the diversity of our workforce, the communities we serve, our customers and our other key stakeholders. The tables below summarize the skills, qualifications and attributes of our director nominees, as well as certain diversity characteristics self-identified by our director nominees, that are important to our Board.

Qualifications and Skills

Technology Knowledge of or experience with technology, including digital solutions, information technology systems and architecture, and/or cybersecurity or data security
Executive Business Experience Experience serving in an executive capacity in a public company
Financial Expertise Knowledge of or experience in capital markets, capital allocation, corporate finance and/or accounting
Governance Experience serving on a public company board or developing corporate governance policies or investor relations programs for public companies
Marketing, Digital & Consumer Insights Experience in marketing, branding, digital and e-commerce, data analytics, customer loyalty and/or consumer insights
Operations / Supply Chain Experience with multi-site operational management, including logistics, distribution and/or fulfillment
Public Company CEO / Senior Leadership Experience Experience serving as a chief executive officer or in a similar leadership position of a public company
Omnichannel Retail Retail or consumer products experience or experience connecting digital and physical commerce, including services and capabilities, organizational structure and related solutions
Global / International International experience or experience managing international operations or organizations
ESG Expertise in environmental, social and governance (ESG) issues

2024 Proxy Statement | Bath & Body Works, Inc.  9

Qualifications / Skills

Technology		∎	∎	∎	∎	∎	∎	∎	∎	∎

Executive Business Experience	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎

Financial Expertise	∎	∎	∎	∎		∎	∎	∎	∎	∎

Governance	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎

Marketing, Digital & Consumer Insights	∎	∎	∎	∎	∎		∎	∎	∎

Operations / Supply Chain	∎	∎				∎			∎

Public Company CEO / Senior Leadership Experience	∎	∎				∎		∎	∎	∎

Omnichannel Retail	∎	∎	∎	∎	∎		∎		∎

Global / International	∎	∎	∎	∎	∎	∎	∎		∎	∎

ESG	∎	∎	∎		∎	∎	∎	∎	∎

Male, Female or Non-binary (M, F or NB)	M	F	F	F	F	F	M	M	M	M

Race / Ethnicity

African American or Black					∎

Hispanic or Latino				∎			∎

White	∎	∎	∎			∎		∎	∎	∎

Other Characteristics

LGBTQIA+							∎

A Broadly Representative Board

10 BOARD NOMINEES
50% Women	30% People of Color

Each of the 10 individuals nominated for election to the Board would hold office until our 2025 annual meeting of shareholders or until his or her successor is elected and qualified. Your proxy will vote for each of the nominees unless you specify otherwise. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board; alternatively, the Board may elect to reduce the size of the Board. We are unaware of any nominee of the Board who would be unable to serve as a director if elected.

10  Bath & Body Works, Inc. | 2024 Proxy Statement

Set forth below is additional information about the experience and qualifications of each of the nominees for director that led the Board to conclude that the director nominee would provide valuable insight and guidance as a member of the Board.

Board Nominees

Age: 59 Director since: 2022 Committees: • Human Capital & Compensation Committee • Nominating & Governance Committee	Alessandro Bogliolo	INDEPENDENT DIRECTOR

Experience

Mr. Bogliolo, born in Italy, previously served as the chief executive officer and director of Tiffany & Co. (“Tiffany”), a luxury jewelry and specialty retailer, serving in such role from October 2017 through the acquisition of Tiffany by LVMH Moët Hennessy Louis Vuitton SE (“LVHM”) in January 2021. In November 2022, Mr. Bogliolo assumed the role of board chair of Audemars Piguet, a Swiss manufacturer of luxury mechanical watches and clocks, after joining its board of directors in August 2022. Mr. Bogliolo also joined the board of directors of Hyatt Hotels Corporation, a publicly traded global hospitality company, in December 2023. Prior to joining Tiffany, Mr. Bogliolo served as chief executive officer and director of Diesel SpA, an international fashion brand that is part of the OTB Group, from 2013 to 2017, and in senior roles with LVMH from 2011 to 2013, including as chief operating officer, North America, for Sephora USA and executive vice president and chief operating officer of Bulgari. Mr. Bogliolo’s nomination is supported by his extensive executive, strategic and operational leadership experience, including as chief executive officer of a publicly traded retail brand, his deep knowledge of the retail industry and consumers, his international experience and perspective and his service on other public company boards of directors.

Age: 61 Director since: 2022	Gina R. Boswell	CHIEF EXECUTIVE OFFICER

Experience

Ms. Boswell joined the Company as Chief Executive Officer on December 1, 2022. Prior to joining the Company, Ms. Boswell held senior executive roles with Unilever PLC (“Unilever”), a global food, personal care and household products company, including president, US customer development from May 2017 through October 2019; general manager, U.K. and Ireland from September 2015 through May 2017; and executive vice president, personal care from 2011 through September 2015. Ms. Boswell joined Unilever through its acquisition of Alberto-Culver Company, where she served as president, global brands, overseeing marketing, research and development, consumer insights and packaging for numerous hair and skin care brands from 2008 through July 2011. Earlier in her career, Ms. Boswell served as chief operating officer of Avon North America and held senior positions at Ford Motor Company and The Estée Lauder Companies Inc. Ms. Boswell served on the board of directors of ManpowerGroup Inc., a provider of workforce solutions and services, from February 2007 through December 2022; Wolverine World Wide, Inc., a designer, marketer and licensor of footwear and apparel, from December 2013 through December 2022; and ACCO Brands Corporation, a manufacturer of consumer, school, technology and office products, from March 2022 through December 2022. Ms. Boswell is a summa cum laude graduate of Boston University and received her M.B.A. from Yale University, and has served as a member of the board of trustees of Yale University since September 2023. Ms. Boswell’s nomination is supported by her extensive beauty and personal care leadership roles at global companies, her expertise in sales, marketing, brand-building and business development and strategy, and her experience serving on several other public company boards of directors.

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Age: 54 Director since: 2023 Committees: • Human Capital & Compensation Committee • Nominating & Governance Committee	Lucy O. Brady	INDEPENDENT DIRECTOR

Experience

Ms. Brady has served as president, snacks and grocery at Conagra Brands, Inc. (“Conagra”), a publicly traded leading branded food company, since June 2022. As president, snacks and grocery, Ms. Brady leads the ongoing modernization and growth of Conagra’s $5 billion grocery and snacks portfolio. Prior to joining Conagra, she served as senior vice president and chief digital customer engagement officer at McDonald’s Corporation (“McDonald’s”) from 2020 to 2022, overseeing some of its most significant growth drivers, including delivery, loyalty, digital ordering and pickup and personalized communications. Ms. Brady joined McDonald’s as senior vice president of corporate strategy, business development and innovation in September 2016 after previously serving as a managing director and senior partner at The Boston Consulting Group. Ms. Brady’s nomination is supported by her omnichannel retail and consumer products experience, her executive leadership and corporate strategy experience and her expertise in global digital strategy and customer loyalty and engagement.

Age: 59 Director since: 2021 Committees: • Audit Committee • Human Capital & Compensation Committee	Francis A. Hondal	INDEPENDENT DIRECTOR

Experience

Ms. Hondal previously served as president of loyalty and engagement at Mastercard Inc. (“Mastercard”), a global technology company in the payments industry, from 2018 to 2022. She was also a member of Mastercard’s management committee. In that role, Ms. Hondal led the expansion of consumer benefits, performance-based and personalized marketing services, loyalty and rewards programs and data and technology services for enterprises worldwide ranging from financial institutions, retail and commerce, hospitality and fintech. From 2015 to 2018, Ms. Hondal served as global executive leader for consumer credit products, loyalty services, marketing and digital services at Mastercard and was responsible for innovative new product development, strategic partnerships and data services via direct and partners’ marketing channels. From 2011 to 2015, she was executive vice president of products, marketing and advisors at Mastercard within its Latin American region. Ms. Hondal also spent 17 years at American Express Company in global and regional general management, marketing and finance roles within its consumer services division. Since September 2020, Ms. Hondal has served as a director of Equitable Holdings, Inc., a financial services holding company composed of two principal franchises, Equitable and AllianceBernstein. She also serves on the board of trustees of the Florida International University Foundation. Ms. Hondal’s nomination is supported by her extensive consumer marketing, finance, loyalty and international general management experience.

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Age: 48 Director since: 2021 Committees: • Human Capital & Compensation Committee • Nominating & Governance Committee	Danielle M. Lee	INDEPENDENT DIRECTOR

Experience

Ms. Lee served as president, Warner Music artist and fan experiences at Warner Music Group Corp. (“Warner Music”), a publicly traded music entertainment company, from June 2021 to June 2023, where she led an in-house creative agency for the Warner Recorded Music roster as well as for third-party musical artists. Prior to joining Warner Music, Ms. Lee was the chief fan officer for the National Basketball Association (the “NBA”) from March 2020 through May 2021, where she oversaw brand, creative and multiplatform fan marketing globally and was charged with elevating brand perceptions, cultural connection and fan engagement. Prior to joining the NBA, Ms. Lee served for four years as global vice president, partner solutions at Spotify Technology S.A. (“Spotify”), where she was responsible for developing go-to-market strategy and growing global revenue across music, podcasts and high-impact digital experiences. Prior to Spotify, Ms. Lee served as global vice president, commercial marketing at Vevo LLC. She also spent seven years at AT&T Inc. and served as vice president of product marketing and innovation for AT&T AdWorks after beginning her career at Showtime Networks Inc. In May 2023, Ms. Lee joined the board of directors of Applause App Quality, Inc., a digital testing company owned by Vista Equity Partners. Ms. Lee’s nomination is supported by her extensive experience and involvement in brand-building, product innovation and strategic marketing across technology, media and entertainment.

Age: 70 Director since: 2019 Board Chair Committees: • Executive Committee	Sarah E. Nash	INDEPENDENT CHAIR OF THE BOARD

Experience

Ms. Nash is the independent Chair of the Company’s Board of Directors. Ms. Nash served as Interim Chief Executive Officer of the Company from May 2022 through November 2022, and as Executive Chair of the Board from February 2022 to January 2023, following the resignation of the Company’s Chief Executive Officer in May 2022 for health reasons. Prior to February 22, 2022, Ms. Nash served as the independent Board Chair beginning in May 2020, and joined the Board in May 2019. Ms. Nash is also the chief executive officer and owner of Novagard Solutions, an innovator and manufacturer of silicone sealants and coatings and hybrid and foam solutions for the building systems, electronics, EV and battery, and industrial and transportation markets. Ms. Nash spent nearly 30 years in investment banking at JPMorgan Chase & Co. (and predecessor companies), a financial services firm, retiring as vice chairman of global investment banking in July 2005. She served on the boards of directors of Knoll, Inc., a publicly traded designer and manufacturer of lifestyle and workplace furnishing, textiles and fine leathers, from 2006 through its acquisition by Herman Miller, Inc. in 2021, and privately held Irving Oil Company through March 2022, and served as a member of the National Board of the Smithsonian Institution through 2022. Ms. Nash currently serves on the boards of directors of Blackbaud, Inc., a publicly traded software company providing technology solutions for the not-for-profit industry, and privately held HBD Industries, Inc., a manufacturer and supplier of general purpose and application-engineered industrial products. Ms. Nash is a trustee of the New York-Presbyterian Hospital, a member of the Smithsonian Tropical Research Institute, Panama, the chair of the International Advisory Board of the Montreal Museum of Fine Arts and a trustee for the Cleveland Museum of Art. Ms. Nash holds a B.A. in political science from Vassar College. Ms. Nash’s nomination is supported by her extensive experience in capital markets, strategic transactions, operations and corporate governance as well as her management expertise.

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Age: 49 Director since: 2022 Committees: • Audit Committee • Nominating & Governance Committee	Juan Rajlin	INDEPENDENT DIRECTOR

Experience

Mr. Rajlin, born in Argentina, has served as the vice president and treasurer of Alphabet Inc. (“Alphabet”), a publicly traded multinational technology company, and its subsidiary Google LLC (“Google”) since October 2018. In Mr. Rajlin’s role with Alphabet, he oversees over $100 billion of investments, corporate finance policy and financial risk management. He is also a key executive overseeing Google’s sustainability strategy and diversity, equity and inclusion work. Prior to joining Alphabet, Mr. Rajlin served as corporate treasurer and chief risk officer from February 2013 through September 2017 and as chief financial officer, products and services from October 2017 through September 2018, in each case at Mastercard, and held various roles with increasing levels of responsibility with General Motors Company before joining Mastercard. Mr. Rajlin holds a B.S. in economics from Universidad Torcuato Di Tella in Argentina and an M.B.A. from Columbia University. Mr. Rajlin’s nomination is supported by his extensive finance and risk management experience, his experience with financial and capital allocation matters, consumer-driven technologies and ESG matters and his deep international experience and perspective.

Age: 65 Director since: 2014 Committees: • Audit Committee • Executive Committee	Stephen D. Steinour	INDEPENDENT DIRECTOR

Experience

Mr. Steinour has been the chairman, president and chief executive officer of Huntington Bancshares Incorporated, a publicly traded bank holding company, since 2009. Mr. Steinour served as Interim Lead Independent Director on the Company’s Board of Directors from March 2022 to January 2023. From 2008 to 2009, Mr. Steinour was a managing partner in CrossHarbor Capital Partners, LLC, a recognized leading manager of alternative investments. Mr. Steinour was with Citizens Financial Group from 1992 to 2008, where he served in various executive roles, including president from 2005 to 2007 and chief executive officer from 2007 to 2008. Mr. Steinour also serves as a supervisory board member of The Clearing House, a real-time payments platform. He previously served as a trustee of Liberty Property Trust, a real estate investment trust, from 2010 to 2014, as a director of the Federal Reserve Bank of Cleveland, from 2017 to 2019, and as a director of Exelon Corporation, a publicly traded utility services holding company, from 2007 to 2020. Mr. Steinour’s nomination is supported by his extensive executive experience, financial expertise and service on several public company boards of directors.

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Age: 52 Director since: 2021 Committees: • Audit Committee • Nominating & Governance Committee	J.K. Symancyk	INDEPENDENT DIRECTOR

Experience

Mr. Symancyk has served as president and chief executive officer and a director of PetSmart LLC, a large specialty pet retailer, since June 2018. From September 2015 to June 2018, Mr. Symancyk was the chief executive officer of Academy Sports and Outdoors, Inc., a publicly traded sporting goods and outdoor recreation retailer (“Academy Sports”). Mr. Symancyk has nearly 30 years of industry experience managing complex retail organizations, including in roles of increasing responsibility with each of Academy Sports, Meijer and Walmart Stores. Mr. Symancyk also served on the board of directors of Chewy, Inc., a publicly traded online retailer for pet products, supplies and prescriptions, from June 2018 through July 2021, and GameStop Corp., a publicly traded gaming and entertainment products retailer, from March 2020 to June 2021. Mr. Symancyk’s nomination is supported by his executive experience, including as a leading retail chief executive officer, his financial and operational experience, and his deep understanding of the retail industry.

Age: 55 Director since: 2023 Committees: • Audit Committee • Human Capital & Compensation Committee	Steven E. Voskuil	INDEPENDENT DIRECTOR

Experience

Mr. Voskuil has served as senior vice president and chief financial officer of The Hershey Company (“Hershey”) since 2019 and is responsible for leading Hershey’s global finance organization, including financial planning and analysis, accounting and reporting, tax, treasury, internal audit and investor relations. Prior to joining Hershey, he served as senior vice president and chief financial officer of Avanos Medical, Inc. (previously Halyard Health, Inc.) (“Avanos”), a publicly traded global medical device company serving healthcare needs in more than 90 countries, after he led Avanos’ successful spin-off from Kimberly-Clark Corporation (“Kimberly-Clark) in 2014. Prior to Avanos, he worked for 23 years at Kimberly-Clark, including serving as chief financial officer of Kimberly-Clark International and vice president and treasurer of Kimberly-Clark. Since 2023, Mr. Voskuil has served as a member of the Economic and Community Advisory Council for the Federal Reserve Bank of Philadelphia. Mr. Voskuil’s nomination is supported by his extensive financial (including capital allocation) and executive experience, including as chief financial officer of a Fortune 500 company, his international business experience and his consumer products experience.

WE RECOMMEND THAT YOU VOTE “FOR” THE ELECTION OF EACH NOMINEE TO OUR BOARD OF DIRECTORS.

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Director Independence

The Board has determined that each of the individuals nominated to serve on the Board (except for Ms. Boswell, our Chief Executive Officer) and each of Ms. Bellinger and Mr. Morris have no material relationship with the Company other than in his or her capacity as a director of the Company and that each is “independent” in accordance with applicable NYSE standards. The Board has also determined that Thomas J. Kuhn, who resigned from the Board effective on April 20, 2024, was “independent” in accordance with applicable NYSE standards during the time he served on the Board. If all director nominees are elected to serve as our directors at our 2024 annual meeting, independent directors will constitute 90% of our Board.

In making these determinations, the Board took into account all factors and circumstances that it considered relevant, including, where applicable, the existence of any employment relationship between the director or a member of the director’s immediate family and the Company; whether within the past three years the director or a member of the director’s immediate family has served as an executive officer of the Company; whether the director or a member of the director’s immediate family has received, during any 12-month period within the last three years, direct compensation from the Company in excess of $120,000 (other than compensation in respect of such person’s service on the Board); whether the director or a member of the director’s immediate family has been, within the last three years, a partner or an employee of the Company’s internal or external auditors; and whether the director or a member of the director’s immediate family is employed by an entity that is engaged in business dealings with the Company that exceed the greater of $1 million or 2% of such entity’s consolidated gross revenues. The Board has not adopted categorical standards with respect to director independence. The Board believes that it is more appropriate to make independence determinations on a case-by-case basis in light of all relevant factors. The Board considered Ms. Nash’s service as the Executive Chair and/or Interim Chief Executive Officer of the Company during the period from February 22, 2022, through January 28, 2023, and the one-time award of RSUs to Ms. Nash on March 10, 2022, that vest over three years (as described under the heading “Compensation-Related Matters—Compensation Discussion and Analysis—Compensation for NEOs—2022 Nash Equity Award” in the Company’s 2023 proxy statement as filed with the Commission on April 18, 2023) and determined, in accordance with the applicable NYSE standards, that such service as an interim executive officer and compensation, as well as the one-time nature of the award, did not disqualify Ms. Nash from being an independent director following the end of such service.

Board Refreshment and Selection of Director Nominees

The Company believes that an effective Board consists of individuals who possess a variety of complementary skills, a range of tenures, a diversity of perspectives and expertise in key areas supporting our business and evolving strategy. Accordingly, the Nominating & Governance Committee and the Board consider the performance, contributions, skills and experience of our Board members in the broader context of the Board’s overall composition, with a view toward constituting a Board that has the integrity, judgment, skill set, experience and other characteristics to oversee the broad set of challenges that the Company faces and evaluate management on executing the Company’s strategy. Refreshment of the Board promotes the long-term interests of our shareholders and strengthens Board and management accountability.

The Board has in place a robust refreshment process. If all nominees are elected to serve as directors at the 2024 annual meeting, 90% of the Company’s directors will have joined the Board in 2019 or later, and the average director tenure on our Board will be 3.4 years.

In assessing new individuals to serve as directors and committee members, the Nominating & Governance Committee takes into account the qualifications of existing directors for continuing service or re-nomination, which may be affected by, among other things, the quality of their contributions, their attendance records, changes in their primary employment or other business affiliations, the number of boards of publicly traded companies on which they serve or other competing demands on their time and attention. While the Board has not established any specific minimum qualifications for director nominees, as indicated in the Company’s corporate governance principles, the directors and any potential nominees should possess the integrity, judgment, skills, experience and other characteristics that are deemed necessary or desirable for the effective performance of the Board’s oversight function. Certain of the skills, qualifications and particular areas of expertise considered with respect to the members of the Board are summarized under the heading “Election of Directors—The Board’s 2024 Director Nominees” and in the director biographies found on pages 11 through 15 of this proxy statement. The Company’s corporate governance principles provide that

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the Board will be composed of members of diverse backgrounds, as the Company is committed to ensuring that the Board is composed of individuals whose backgrounds reflect the diversity represented by our associates, customers, shareholders and other key stakeholders. In addition, the charter of the Nominating & Governance Committee includes a commitment to have at least 50% of the Board be diverse and to provide that the initial pool of candidates for any Board vacancy shall consist of at least one woman and one person of color. The Nominating & Governance Committee considers the diversity of experience, background and expertise of the current directors and areas where new directors might add additional perspectives as factors in the selection of Board nominees. If all 10 director nominees are elected to serve as our directors, five of our directors will be women (including our independent Board Chair), three of our directors will be people of color and one of our directors will be a member of the LGBTQIA+ community.

The Nominating & Governance Committee does not have a formal policy regarding the consideration of director candidates recommended by shareholders. The Board believes that it is more appropriate to provide the Nominating & Governance Committee flexibility in evaluating shareholder recommendations. In the event that a director nominee is recommended by a shareholder, the Nominating & Governance Committee will give due consideration to the director nominee and will use the same criteria used for evaluating individuals nominated by the Board, in addition to considering the information relating to the director nominee provided by the shareholder.

During the first half of 2023, the Company engaged a search firm to assist the Nominating & Governance Committee in identifying and evaluating potential directors. In line with the Board’s commitment to refreshment, self-evaluation and diversity, members of the Board met regularly with the search firm, vetted and interviewed a number of potential director candidates, and engaged with the Company’s shareholders. The search culminated in, based on the recommendations of the Nominating & Governance Committee, the appointment of three new independent directors in the first quarter of 2023.

Corporate Governance

The Company has a long-standing commitment to strong corporate governance, which promotes the long-term interests of our shareholders, strengthens Board and management accountability and helps build stakeholder trust in the Company. The Board has adopted policies and processes that foster effective Board oversight of critical matters such as strategy, risk management, financial and other controls, capital allocation, technology, cybersecurity and data security, compliance and ethics, culture, ESG matters, Board refreshment and management succession planning. The Board regularly reviews the Company’s major governance documents, policies and processes in the context of current governance trends, recognized best practices and legal and regulatory changes.

The following sections provide an overview of our corporate governance structure, policies and processes, including key aspects of our Board’s and its committees’ operations.

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Corporate Governance Highlights

INDEPENDENT BOARD OVERSIGHT

Majority Independent Board	Our Board includes 12 members, 11 of whom are independent, including our independent Board Chair.

Separate Board Chair and CEO Roles	The Chief Executive Officer and Board Chair have been two separate people since March 2020 (other than from May 2022 to November 2022 when Ms. Nash served as our Interim Chief Executive Officer). The Chief Executive Officer and Board Chair roles are required to be separated pursuant to our Nominating & Governance Committee charter.

Independent Board Committees	Each of our standing Board committees is composed solely of independent directors.

Oversight of Critical Matters	Our Board oversees the Company’s strategic, capital structure (including capital allocation), risk management, compliance, cybersecurity, data security and ESG matters.

Management Succession	Our Board regularly reviews succession plans for our Chief Executive Officer and other senior management positions.

Independent Executive Sessions	At every regular Board meeting, time is set aside for the independent directors to meet in executive session.

SHAREHOLDER RIGHTS AND ACCOUNTABILITY

Annual Board Elections	All directors are elected annually. We do not have a classified Board.

Majority Voting Requirements	Our Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”) include no supermajority voting requirements.

Proxy Access	Our Bylaws include proxy access rights, permitting up to 20 shareholders owning 3% or more of the outstanding shares of the Company’s common stock continuously for at least three years to nominate the greater of two directors or up to 20% of our Board and include those nominees in our proxy materials.

Shareholder Ability to Call Special Meetings	Shareholders who own at least 25% of the outstanding shares of the Company’s common stock may call a special meeting of shareholders.

Majority Voting Standard for Uncontested Director Elections	In uncontested director elections, directors are elected by a majority of votes cast.

No Shareholder Rights Plan	We do not have a shareholder rights plan / “poison pill” in effect.

BOARD STRUCTURE

Director Nominee Qualifications and Skills	We believe that our director nominees, as a whole, possess the optimal mix of qualifications, skills and experience and reflect the diversity of our Company’s associates, the communities we serve, our customers and our other key stakeholders.

Director Diversity	Of our 10 Board nominees, five are women, three are people of color and one is a member of the LGBTQIA+ community. Pursuant to the charter of our Nominating & Governance Committee, the Board is committed to having at least 50% of the Board be diverse and to ensuring that the initial pool of candidates for any Board vacancy consists of at least one woman and one person of color.

Director Overboarding Policy	Under the Company’s corporate governance principles, directors may serve on no more than four public company boards (including the Company’s Board), and any director who is also a named executive officer of another public company may serve on no more than two public company boards (including the Company’s Board).

Annual Self-assessments	The Board and its committees perform annual self-assessments to enhance performance.

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Board Leadership Structure

Ms. Boswell serves as Chief Executive Officer and Ms. Nash serves as Chair of the Board. Ms. Nash, who has chaired our Board since May 2020, served as independent Board Chair throughout fiscal 2023. The charter of the Nominating & Governance Committee provides that the positions of Chair of the Board and Chief Executive Officer will be held by different persons. If the Chair of the Board is not an independent director, our corporate governance principles further provide that an independent director will be appointed by the independent directors of the Board as the lead independent director (the “Lead Independent Director”). If a Lead Independent Director is appointed, the Lead Independent Director will have the following responsibilities:

•	preside at all meetings of the Board at which the Chair of the Board is not present, including executive sessions of the independent and non-management directors;
•	serve as liaison between the Chair of the Board and the independent and non-management directors;
•	approve information sent to the Board;
•	collaborate with the Chair of the Board to set meeting agendas for the Board;
•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	have the authority to call meetings of the independent and non-management directors;
•	if requested by major shareholders, ensure that he or she is available for consultation and direct communication;
•	assist the Chair of the Board and the Board in assuring compliance with and implementation of the Company’s corporate governance principles; and
•	perform any other duties that may be deemed appropriate or necessary by the Board.

Given that we currently have an independent Chair of the Board, we do not have a Lead Independent Director.

The Board believes that the separated roles of Chair of the Board and Chief Executive Officer, and the significant responsibilities of a Lead Independent Director in the event that the Chair of the Board is not independent, provide an appropriate balance between leadership and independent oversight.

Meeting Attendance

Our Board held 12 meetings during fiscal 2023. During fiscal 2023, all of the then-current directors attended 75% or more of the total number of meetings of the Board and of the committees of the Board on which they served. Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of the director’s duties, including by attending meetings of the Board and the committees of which the director is a member. In connection with the Board’s refreshment efforts, members of the Board and the Nominating & Governance Committee also held numerous interviews and discussions regarding potential director candidates during the first half of 2023, in addition to the meetings of the Board and its committees.

The Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meeting of shareholders. However, it encourages directors to attend and historically nearly all have done so. All of the then-current Board members, other than Mr. Steinour, due to a previously scheduled commitment, attended the 2023 annual meeting of shareholders.

Committees of the Board

During fiscal 2023, the Board had a standing Audit Committee, HCC Committee, Nominating & Governance Committee and Executive Committee. The charters for the Audit, HCC and Nominating & Governance Committees are available on the Company’s website at www.bbwinc.com under “Investors” followed by “Committee Charters and Governance Materials.” The current members of our committees, the principal roles and responsibilities of each committee and the number of meetings each committee held during fiscal 2023 are reflected below. Each member of each committee during fiscal 2023 was, and each current member continues to be, independent in accordance with the Company’s corporate governance principles and applicable NYSE standards and Commission rules.

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Audit Committee

Chair Stephen Steinour Other Members Francis Hondal Michael Morris Juan Rajlin J.K. Symancyk Steven Voskuil

Number of Meetings in Fiscal 2023

12

Principal Roles and Responsibilities

•  Oversees the integrity of the Company’s financial statements and internal controls

•  Reviews significant legal and regulatory matters affecting the Company as well as significant matters arising under the Company’s code of conduct

•  Oversees the Company’s ethics and compliance function, including at least quarterly reports to the committee

•  Oversees the qualifications, independence and performance of the Company’s independent auditors

•  Oversees the performance of the Company’s internal audit function

•  Oversees the Company’s enterprise risk management program and has primary responsibility for oversight of the Company’s policies and practices with respect to risk assessment and risk management, including the Company’s policies and practices with respect to cybersecurity risk and the Company’s data security policies

The Board has determined that each of the Audit Committee members qualifies as an “audit committee financial expert” within the meaning of the regulations promulgated by the Commission.

Human Capital & Compensation Committee

Chair Michael Morris Other Members Patricia Bellinger Alessandro Bogliolo Lucy Brady Francis Hondal Danielle Lee Steven Voskuil

Number of Meetings in Fiscal 2023

6

Principal Roles and Responsibilities

•  Reviews the key workforce management and human capital policies and practices of the Company

•  Reviews the Company’s programs for executive and management level development

•  Reviews the Company’s programs, policies and strategies relating to its culture, talent, diversity, inclusion and equal employment opportunities

•  Oversees the Company’s compensation and benefits philosophy, policies and programs

•  Evaluates the Chief Executive Officer’s performance and approves the Chief Executive Officer’s compensation

•  Oversees the compensation structure for other executive officers of the Company and, based on the recommendations of the Company’s Chief Executive Officer, approves such officers’ compensation

•  Oversees the stock ownership guidelines for the Company’s executive officers and directors

•  Evaluates and recommends for approval by the Board compensation for the Company’s directors

•  Oversees all Company policies related to the clawback, forfeiture, recoupment or recovery of compensation

•  Conducts an annual review and risk assessment of the Company’s compensation policies and practices

•  Monitors the independence of the committee’s compensation consultant

The HCC Committee may delegate its authority to subcommittees or the Chair of the HCC Committee as it deems appropriate and in the best interests of the Company, provided that periodic reports by the parties receiving any such delegation are made to the full HCC Committee in accordance with the terms of the delegation. In accordance with its charter, the HCC Committee may also delegate to one or more Company officers its authority to make stock awards to any individual who is not an executive officer of the Company. The HCC Committee has delegated to our Chief Human Resources Officer the authority to make stock awards under the provisions of the Company’s 2020 Stock Option and Performance Incentive Plan (the “2020 Plan”) with a value up to $500,000 in any year to any associate who is not a Section 16 officer of the Company.

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Nominating & Governance Committee

Chair Patricia Bellinger Other Members Alessandro Bogliolo Lucy Brady Danielle Lee Juan Rajlin J.K. Symancyk

Number of Meetings in Fiscal 2023

4

Principal Roles and Responsibilities

•  Actively engages in the ongoing review of the composition of the Board and opportunities for Board refreshment

•  Recommends criteria for the selection of the candidates to the Board and its committees, and identifies and recommends to the Board candidates who are qualified to serve on the Board and its committees

•  Considers and reviews the qualifications of any individual nominated for election to the Board by shareholders and is responsible for proposing a slate of candidates for election as directors at each annual meeting of shareholders

•  Oversees the evaluation of the performance of the Board and its committees and recommends ways to improve Board and committee performance

•  Reviews the Company’s actions in furtherance of its corporate social responsibility, including ESG and philanthropic initiatives, including the impact of Company procedures and processes on associates, citizens and communities

•  Develops and reviews, at least annually, the Company’s corporate governance policies, practices and procedures to ensure they reflect evolving best practices

•  Reviews the composition, size, structure, practices, policies and activities of the Board and its committees

•  Reviews the independence of directors

•  Oversees orientation programs and continuing education opportunities for directors

Executive Committee

Chair Sarah Nash Other Members Patricia Bellinger Michael Morris Stephen Steinour

Number of Meetings in Fiscal 2023

Principal Roles and Responsibilities

The Executive Committee may exercise, to the fullest extent permitted by law, all of the powers and authority granted to the Board.

Board and Committee Evaluations

To ensure that the Board and its committees remain effective, the Nominating & Governance Committee oversees a robust annual evaluation of the Board, the Audit Committee, the HCC Committee and the Nominating & Governance Committee and recommends ways to improve performance. At least annually, each of the Audit Committee, the HCC Committee and the Nominating & Governance Committee evaluates its own performance and reports to the Board on such evaluation. The full Board also engages in self-evaluation at least annually.

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Meetings of Independent Directors

The independent directors on the Board meet in regular executive sessions. Ms. Nash serves as the chair of those meetings. Ms. Boswell does not attend any meetings of the independent directors.

Board Role in Strategic Planning and Capital Structure

Our Board plays an important role in the Company’s strategic planning process through dedicated strategy sessions that occur at least annually as well as active engagement with Company management regarding the Company’s strategy at each regular Board meeting. The Board regularly reviews the Company’s capital structure with a view toward long-term value creation for the Company’s shareholders. As discussed under the heading “Election of Directors—The Board’s 2024 Director Nominees,” our director nominees possess specific qualifications, skills and experience that support the Company’s strategy and reflect the diversity of our workforce, the communities we serve, our customers and our other key stakeholders.

Board Role in Risk Oversight

The Board as a whole has responsibility for risk oversight, with a focus on the most significant risks facing the Company, including strategic, competitive, economic, operational, legal, regulatory, ESG and compliance risks. In addition, certain committees of the Board have been assigned oversight of risk areas that are particularly relevant to their respective areas of responsibility and oversight. For example, the Audit Committee oversees our enterprise risk management program and reviews policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures. The Audit Committee also reviews policies and practices with respect to cybersecurity risk and the Company’s data security policies. The HCC Committee considers the risks to our business associated with our compensation policies and practices from the perspective of enterprise risk. The HCC Committee is also responsible for overseeing any allegation of any claim of discrimination, harassment or retaliation that presents a material risk to the Company. The Nominating & Governance Committee reviews the Company’s corporate governance structure, director succession matters and ESG matters. All committees report to the full Board on risk matters as appropriate. The nature and effect of the risks faced by our Company vary in many ways. The potential impact of some risks may be minor, and accordingly, as a matter of business judgment, allocating significant resources to avoid or mitigate a minor potential adverse impact may not be prudent. In some cases, a higher degree of risk may be acceptable. As such, the amount of oversight of the Board for different types of risk depends on the nature of the risk.

The risk oversight responsibility of the Board and its committees is supported by our management reporting processes, which are designed to provide visibility to the Board to those Company personnel responsible for risk assessment, including our Chief Legal Officer, who also serves as our Chief Compliance Officer and reports to the Chief Executive Officer, and to provide information about management’s identification, assessment and mitigation strategies for critical risks. Our management team is responsible for day-to-day risk management. This includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, reputational, financial, operational, legal, compliance and reporting levels. The Board maintains an open dialogue with, has regular access to, and receives ongoing updates from, management and, when appropriate, outside advisors and experts, with respect to any potential risks identified by management. The Board believes that this division of labor among the Board, its committees and management allows us to appropriately monitor risks over the short, intermediate and long-term.

Code of Conduct, Governance Documents and Related Person Transactions

The Company has a code of conduct that is applicable to all Company associates, including the Chief Executive Officer and Chief Financial Officer, and to members of the Board. Any amendments to the code or any waivers from any provisions of the code granted to executive officers or directors will be promptly disclosed to shareholders through posting on the Company’s website at www.bbwinc.com.

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Under the Company’s related person transaction policy, subject to certain exceptions, directors and executive officers of the Company are required to notify the Company’s Corporate Secretary of any potential financial or commercial transaction, agreement or relationship involving the Company in which a director or executive officer, his or her immediate family members or a 5% beneficial owner of the Company’s common stock has a direct or indirect material interest. Each such transaction must be approved by the Board or a committee consisting solely of independent directors after consideration of all material facts and circumstances.

Based on the information provided by the Company’s officers and directors and assessments by the Company’s management, there were no such related person transactions during fiscal 2023.

The Company’s code of conduct, corporate governance principles and related person transaction policy, as well as the charters of the Audit Committee, HCC Committee and Nominating & Governance Committee, are available on the Company’s website at www.bbwinc.com (see the “Investors” link followed by the “Committee Charters and Governance Materials” link). Shareholders may also request a copy of any such document from: Bath & Body Works, Inc., Attention: Corporate Secretary, Three Limited Parkway, Columbus, Ohio 43230.

The Board’s Commitment to ESG Matters

Bath & Body Works, Inc., as a values-based company, recognizes that we have a responsibility to all stakeholders of our business, including associates, customers, shareholders, the communities where we live and work, people across our value chain who contribute to our success and, of course, the planet. The Nominating & Governance Committee reviews and oversees our actions in furtherance of our corporate social responsibility, including our ESG strategy and initiatives. We released our inaugural ESG Report in April 2023 and plan to release our second ESG report in the second quarter of 2024, which reports are not incorporated by reference into this proxy statement. Our ESG Reports are available at www.bbwinc.com (see the “About Us” link followed by the “ESG” link).

SELECT FISCAL 2023 ESG HIGHLIGHTS

PROGRESS ON OUR ESG ROADMAPS

•  Our cross-functional ESG teams developed and finalized roadmaps that cover how we plan to tactically approach our ESG commitments. The roadmaps include the actions, resources, risks, challenges and partnerships necessary to support the work across our ESG pillars of Engaged People, Thoughtful Products and Brighter Places.

•  We began refining and building our ESG data collection processes following, and navigating the challenges associated with, the information technology separation from Victoria’s Secret & Co., which was substantially completed in the second quarter of 2023.

PROGRESS ON OUR ENGAGED PEOPLE PILLAR

•  We opened our in-house Bath & Body Works Wellness Center and Pharmacy, a full-service healthcare facility and pharmacy equipped to provide a variety of affordable and accessible medical and wellness services to all associates.

•  In 2023, we achieved pay equity for women at $1.00 and people of color at $0.99, demonstrating our commitment to pay for performance without bias on gender, race and ethnicity.

PROGRESS ON OUR THOUGHTFUL PRODUCTS PILLAR

•  We designed a sustainable sourcing risk assessment tool to identify the priority ingredients that will be the focus and foundation of our sustainable sourcing program.

•  We kicked off our sustainable sourcing work with palm oil, calculating our palm oil usage baseline, and began developing a strategy to source sustainable palm oil.

•  In partnership with the Givaudan Foundation, we started our first sustainable sourcing social impact program supporting Madagascan vanilla farmers.

PROGRESS ON OUR BRIGHTER PLACES PILLAR

•  We submitted our commitment letter to the Science Based Targets initiative, solidifying our commitment to set science-based emission reduction targets.

•  We added three new categories and expanded several other categories of our Scope 3 greenhouse gas emissions measurement.

•  We piloted a new donation program for out-of-stock products (i.e., products unable to be sold to customers, such as end of season products), supported by our new partner, Good360.

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Director Stock Ownership Guidelines

In October 2023, based on the recommendation of the HCC Committee and contemporaneously with the adoption of more rigorous stock ownership guidelines for our Chief Executive Officer, the Board approved more rigorous stock ownership guidelines applicable to members of our Board by increasing the amount of stock ownership directors are required to own from five times their annual cash retainer amount to six times their annual cash retainer amount within five years of the effective date of the new guidelines. All members of our Board are either in compliance with the guidelines or are on track to comply with the guidelines within the required time frame. For a discussion of the stock ownership guidelines that apply to our executive officers, see “Compensation-related Matters—Compensation Discussion and Analysis—Compensation Governance—Executive Stock Ownership Guidelines” beginning on page 51 of this proxy statement.	We require our directors to own Company common stock with a value equal to 6X their annual cash retainer

Contacting the Board

The Board provides a process for interested parties to send communications to the full Board, the Chair of the Board, the independent directors and any committee of the Board. The Board, any Board committee or any individual director may be contacted by writing to the Board, committee or director, as applicable, c/o Bath & Body Works, Inc., Three Limited Parkway, Columbus, Ohio 43230, Attention: Corporate Secretary, or by sending an email to boardofdirectors@bbw.com. Communications that are not related to a director’s duties and responsibilities as a Board or committee member may be excluded by the Office of the Chief Legal Officer, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and any other material that is determined to be illegal or otherwise inappropriate. The directors to whom such information is addressed are informed that the information has been removed and that it will be made available to such directors upon request.

Fiscal 2023 Director Compensation

The following table sets forth compensation earned by the individuals who served as directors of the Company during fiscal 2023 (other than Ms. Boswell, who, as a Company associate, receives no additional compensation for her service on the Board).

	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)

Patricia Bellinger	185,000	147,238		332,238

Alessandro Bogliolo	145,000	147,238		292,238

Lucy Brady(4)	128,393	182,792		311,185

Francis Hondal	150,000	147,238		297,238

Thomas Kuhn(4)	113,489	172,678		286,167

Danielle Lee	145,000	147,238		292,238

Michael Morris	195,000	147,238		342,238

Sarah Nash	250,000	245,383	11,151	506,534

Juan Rajlin	145,000	147,238		292,238

Stephen Steinour	170,000	147,238		317,238

J.K. Symancyk	145,000	147,238		292,238

Steven Voskuil(4)	129,808	179,553		309,361

(1)

Directors (other than the Board Chair) received an annual cash retainer of $100,000. Ms. Nash, as Board Chair, received an annual cash retainer of $250,000. Directors received an additional annual cash retainer of $25,000 for membership on the Audit Committee and HCC Committee and $20,000 for all other committee memberships. The Audit Committee and HCC Committee Chairs received an additional $25,000. The Nominating & Governance Committee Chair received an additional $20,000.

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(2)

Directors (other than the Board Chair) received an annual stock retainer of $150,000. Ms. Nash, as Board Chair, received an annual stock retainer of $250,000. Stock retainers were granted under the 2020 Plan and vest one year following the grant date, generally subject to the director’s continued service on the Board through the vesting date. The number of RSUs granted was calculated based on the fair market value of the Company’s common stock on the date the RSUs were granted. The value of stock awards reflects the aggregate grant date fair value, excluding estimated forfeitures, computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation, for each award. See Note 15 to the Company’s financial statements filed in the Company’s 2023 Annual Report on Form 10-K (the “2023 10-K”) for a discussion of the Company’s assumptions in determining the aggregate grant date fair value of these awards.

(3)

The amount reflects the aggregate incremental cost to the Company of Ms. Nash’s personal use of Company aircraft one time during 2023. Specifically, in February 2023, Ms. Nash used Company aircraft for a single flight in order to timely position Ms. Nash to participate virtually in a special meeting of the Board. The Company calculates the aggregate incremental cost to the Company based on an hourly charge for use of Company aircraft that includes variable charges such as fuel, salaries of flight personnel, landing and parking fees and variable maintenance as well as certain fixed fees associated with operating the Company’s aircraft. The value associated with personal use of corporate provided aircraft was imputed as income to Ms. Nash based on the Internal Revenue Service’s Standard Industrial Fare Level (“SIFL”) formula. The flight was approved by the Chair of the HCC Committee in accordance with the Company’s travel policy. The Company did not cover or reimburse Ms. Nash for the income taxes owed for the use of the corporate aircraft.

(4)

Ms. Brady, Mr. Voskuil and Mr. Kuhn were appointed to the Board effective February 12, 2023, February 21, 2023, and March 10, 2023, respectively. Cash payments were pro-rated based on the number of days of Board and committee service during fiscal 2023, as applicable. In addition to the annual stock award that all directors received following the Company’s 2023 annual meeting shareholders, in accordance with our non-employee director compensation program, Ms. Brady and Messrs. Voskuil and Kuhn each received a prorated annual stock award effective upon their respective appointments in respect of the period of service from their respective appointment dates in the first quarter of 2023 through the anticipated date of the 2023 annual meeting of shareholders.

Ratification of the Appointment of Independent Registered Public Accounting Firm

(Item 2 on the Proxy Card)

The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2025. Ernst & Young LLP has been retained as the Company’s independent registered public accounting firm continuously since 2003.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is also responsible for approving the fees associated with the Company’s retention of Ernst & Young LLP. In accordance with the Commission’s rules, Ernst & Young LLP’s lead engagement partner rotates every five years. The Audit Committee is directly involved in the selection of Ernst & Young LLP’s lead engagement partner. In addition, the Audit Committee evaluates Ernst & Young LLP’s qualifications, performance and independence and presents its conclusions on these matters to the Board on at least an annual basis, and annually considers whether to continue its engagement of Ernst & Young LLP.

The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. We are asking you to ratify Ernst & Young LLP’s appointment, although your ratification is not required. The Audit Committee intends to carefully consider the results of the vote. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider Ernst & Young LLP’s selection. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders. A representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Additional information concerning the Company’s engagement of Ernst & Young LLP is included under the heading “Independent Registered Public Accounting Firm’s Fees” below.

WE RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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Report of the Audit Committee

As provided in our written charter, the Audit Committee is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of the Company’s financial statements and internal controls, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditors and (iv) the performance of the Company’s internal audit function.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). This is the responsibility of management and the independent auditors. Furthermore, while we are responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the Chief Executive Officer and senior management to determine the appropriate level of the Company’s exposure to risk.

We have reviewed and discussed the Company’s audited financial statements as of and for the year ended February 3, 2024, and met with both management and the Company’s independent auditors to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with GAAP. We have reviewed with the internal auditors and independent auditors the overall scope and plans for their respective audits. We also met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.

We have also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Commission. The Company’s independent auditors also provided to us the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and we discussed with the independent auditors their independence from the Company. We considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining their independence.

Based on the reviews and discussions summarized in this Report, and subject to the limitations on our role and responsibilities, certain of which are referred to above and in the Audit Committee charter, we recommended to the Board that the Company’s audited financial statements be included in the Company’s 2023 10-K for filing with the Commission.

We have appointed Ernst & Young LLP as the Company’s independent registered public accounting firm.

Audit Committee

Stephen Steinour, Chair

Francis Hondal

Michael Morris

Juan Rajlin

J.K. Symancyk

Steven Voskuil

26  Bath & Body Works, Inc. | 2024 Proxy Statement

Independent Registered Public Accounting Firm’s Fees

During fiscal 2023, Ernst & Young LLP served as the Company’s independent registered public accounting firm and, in that capacity, rendered an opinion on our consolidated financial statements as of and for the fiscal year ended February 3, 2024. The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2024.

Audit and Other Fees

The following table presents fees billed or expected to be billed for services rendered by Ernst & Young LLP for fiscal 2023 and 2022 (amounts in thousands):

	FISCAL 2023 ($)	FISCAL 2022 ($)

Audit Fees(1)	4,557	3,548

Audit-related Fees(2)	356	295

Tax Fees(3)	0	63

All Other Fees	0	0

Total Fees	4,913	3,906

(1)

“Audit Fees” consist of fees for professional services rendered by Ernst & Young LLP in connection with the audit of our consolidated financial statements and reviews of our unaudited consolidated interim financial statements, as well as fees for services that generally only the independent auditor can reasonably be expected to provide, including comfort letters and consultations regarding financial accounting and/or reporting standards. These amounts also include fees for services rendered in connection with the audit of our internal control over financial reporting and fees for services rendered in connection with statutory audits of our international subsidiaries’ financial statements.

(2)

“Audit-related Fees” consist of assurance and related services that are traditionally performed by the independent auditor and include audits of employee benefit plans, agreed upon procedures and other attest engagements not required by statute or regulation.

(3)	“Tax Fees” consist of tax compliance and advisory services.

Pre-approval Policies and Procedures

Our Audit Committee is required to pre-approve the audit and non-audit services performed by Ernst & Young LLP in order to ensure that these services do not impair Ernst & Young LLP’s independence from us. We maintain an auditor independence policy that, among other things, mandates that our Audit Committee annually pre-approves all audit and permitted non-audit services expected to be performed each year by Ernst & Young LLP and the related fees. This policy also mandates that we may not enter into engagements with Ernst & Young LLP for other permissible non-audit services without the express pre-approval of the Audit Committee. In accordance with this policy, the Audit Committee pre-approved all services performed by Ernst & Young LLP in fiscal 2023 and 2022.

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Information About Our Executive Officers

Set forth below is the name, age (as of May 15, 2024) and certain information regarding each of our executive officers, other than Ms. Boswell whose biographical information is presented above under the heading “Election of Directors—The Board’s 2024 Director Nominees.”

Age: 57	Eva Boratto	CHIEF FINANCIAL OFFICER

Ms. Boratto was appointed Chief Financial Officer in August 2023. Ms. Boratto, a seasoned executive with over three decades of financial and operational experience at both public and private companies, oversees the Company’s global finance organization and real estate group. Prior to joining the Company, she served as chief financial officer of Opentrons Labworks Inc., a privately held life sciences company, from February 2022 to July 2023. Prior to joining Opentrons Labworks Inc., she spent 11 years at CVS Health Corporation (“CVS Health”), a leading health solutions company with more than 300,000 employees and over 9,000 retail locations, most recently as executive vice president and chief financial officer from November 2018 to May 2021. During her tenure at CVS Health, Ms. Boratto held roles with increasing responsibility and was critical to the development of the company’s growth plan, including investment in digitization efforts and new businesses, and supporting the integration of CVS Health’s transformative acquisition of Aetna. Earlier in her career, she spent 20 years at Merck & Co., Inc. in a number of leadership roles, including vice president, U.S. market finance leader. Ms. Boratto currently serves on the board of directors of United Parcel Service Inc. (“UPS”), including as chair of UPS’s audit committee. Ms. Boratto earned an M.B.A. from Drexel University and a B.S. in accounting and economics from Rutgers University.

Age: 57	Tom Mazurek	CHIEF SUPPLY CHAIN OFFICER

Mr. Mazurek was appointed Chief Supply Chain Officer in May 2022. He has more than two decades of experience in product development, production and manufacturing and leads teams responsible for collaborating with merchants and the design function to bring products to life. He also manages all commercial product development including R&D and engineering, in addition to all manufacturing and sourcing across a diverse global base of supply, and leads the Company’s enterprise ESG strategies and initiatives. Mr. Mazurek joined the Company in 2000. Throughout his tenure, he has taken on progressively larger roles and initiatives at the Company, including being a key contributor to Beauty Park, a business park that includes several of the Company’s key manufacturing partners within close proximity to the Company’s central Ohio distribution centers and headquarters. Earlier in his career, Mr. Mazurek worked in operational roles with Hasbro and Mattel. He earned his undergraduate degree from Fordham University in New York City and received an M.B.A. from The University at Buffalo.

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Age: 57	Deon Riley	CHIEF HUMAN RESOURCES OFFICER

Ms. Riley joined the Company as Chief Human Resources Officer in December 2020. She has responsibility for all human resources practices, including talent acquisition; engagement and retention; organizational development; diversity, equity and inclusion; total rewards; and systems and policy compliance. Ms. Riley is a strategic HR business partner with a well-honed depth and breadth of experience in large, growth-focused, merchant- and brand-driven organizations across the consumer goods, retail and manufacturing sectors. Prior to joining the Company, she spent eight years at Ross Stores, most recently as group senior vice president of human resources, culture, diversity and inclusion at Ross Stores where she led Ross Stores’ human resources function. She started her career in sales at United Technologies Corporation, before growing her human resources career at PepsiCo and Abercrombie & Fitch. Ms. Riley earned her undergraduate degree from Wellesley College, her M.B.A. from Clark Atlanta University and her doctorate from Nova Southeastern University. She is also a certified executive coach through Columbia University.

Age: 59	Julie Rosen	PRESIDENT, RETAIL

Ms. Rosen joined the Company as its President in September 2020. She has oversight over stores; international; product functions, including merchandising, design, planning and allocation; and store design. Ms. Rosen joined Ann Inc., part of the Ascena Retail Group, in February 2016 and served as president with responsibility for Loft, Loft Outlet, Ann Taylor, Ann Taylor Factory and Lou & Grey from June 2018 through September 2020. Ms. Rosen has a deep merchant background and a breadth of leadership experience across merchandising, design, planning, production, marketing and stores. She began her career at Banana Republic and took on progressively larger roles within the merchant team for the brand and Gap. After running her own consulting firm with clients that included Nike, Theory and Bare Escentuals, she returned to Banana Republic as executive vice president for North America, with responsibility for a $2 billion book of business and the global product assortment. Ms. Rosen is a graduate of the University of Michigan.

Age: 57	Michael Wu	CHIEF LEGAL OFFICER AND CORPORATE SECRETARY

Mr. Wu serves as Chief Legal Officer and Corporate Secretary having joined the business in May 2021. He oversees the Company’s legal, ethics and compliance, regulatory compliance, trade compliance and environmental, health and safety teams. Mr. Wu is a four-time public company general counsel and corporate secretary with nearly 30 years of experience in growth companies and retail. He has deep expertise in corporate governance, corporate social responsibility, compliance and risk management, as well as in securities, mergers and acquisitions and international expansion. Prior to joining the Company, Mr. Wu served as chief legal officer and corporate secretary for Madewell, a division of J. Crew, from 2019 to 2020, where he drove the company’s preparation for an initial public offering and spin-off. He served as general counsel at Carter’s, a leading children’s apparel brand, from 2014 to 2019; Rosetta Stone, an education technology software company, from 2006 to 2014, where he led the company’s initial public offering and listing on the NYSE; and Teleglobe, an international telecommunications company, from 2003 to 2006, where he led the company’s acquisition of ITXC and the listing of the combined company on NASDAQ. Mr. Wu earned his undergraduate degree from Emory University and his juris doctorate degree from the University of Virginia School of Law.

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Advisory Vote to Approve Named

Executive Officer Compensation

(Item 3 on the Proxy Card)

We are providing our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the Commission’s rules. This proposal, which is commonly referred to as the “say-on-pay” proposal, is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which added Section 14A to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We conduct our “say-on-pay” advisory vote on an annual basis to provide our shareholders with the ability to regularly express a view on our executive compensation program and practices. Accordingly, we are providing our shareholders with the opportunity to cast an advisory vote on the fiscal 2023 compensation of our NEOs as disclosed in this proxy statement, including the Compensation Discussion and Analysis and the compensation tables and other related disclosures. The next advisory vote to approve the compensation of our named executive officers will be at our 2025 annual meeting of shareholders.

Our executive compensation program is designed to emphasize pay-for-performance and to provide a meaningful and direct link between our NEOs’ interests and those of our shareholders. We employ a pay mix philosophy that focuses on performance-based compensation, and we utilize rigorous performance metrics that align with our strategic direction, provide balance between growth and profitability and are designed to drive total shareholder return.

We believe in proactive, ongoing engagement with our shareholders regarding our executive compensation programs and practices to understand their perspectives and to discuss and demonstrate the important connection between our compensation program and the interests of our shareholders. In light of the results of our say-on-pay proposal at our 2023 annual meeting of shareholders (where 68.3% of the advisory votes cast were in support of our 2023 say-on-pay proposal), we embarked on a comprehensive shareholder engagement process to better understand our shareholders’ perspectives and the key drivers for their voting decisions.

As a result, the HCC Committee, in consultation with its independent compensation consultant, Willis Towers Watson, took prompt and specific action to address shareholder concerns, including approving a number of changes to our executive compensation program for fiscal 2023 and 2024. The changes, which are described in more detail beginning on page 38 of this proxy statement, include the following:

•  We committed not to make outsized awards to non-management directors in the future, including if the Company is faced with transformational periods and/or that director assumes a transitional/interim management role.

•  We revised our fiscal 2024 short-term cash incentive program to include a new absolute net sales metric to better align with our strategic goals and to balance top- and bottom-line performance.

•  We redesigned the PSU awards granted to our NEOs in fiscal 2023 by adding a new relative TSR metric (compared to the S&P 500 Consumer Discretionary Distribution & Retail Index). The 2023 PSU awards include relative TSR and, consistent with prior grants, an operating income margin metric, each equally weighted, to align our NEOs’ compensation outcomes more closely with shareholder returns. Relative TSR replaced the relative revenue growth metric that had historically been part of the program.

•  We increased the proportion of our Chief Executive Officer’s long-term equity incentive compensation that is subject to performance-based conditions from 50% in fiscal 2023 to 60% in fiscal 2024.

•  We enhanced the rigor of our Chief Executive Officer stock ownership guidelines by increasing the number of shares required to be owned from five times to six times base salary to further align our Chief Executive Officer’s interests with those of our shareholders over the long-term and to better align with market best practice.

•  We revised our compensation peer group for fiscal 2024 to replace two lower-performing peer companies with higher-performing and more comparable peer companies that more closely align with our business model and merchandise focus, are similar in size and scope, and that compete with us for executive talent.

The HCC Committee believes these changes strengthen our commitment to our pay-for-performance philosophy and shareholder value creation, as well as address our shareholders’ perspectives. In addition to the changes made to the compensation program, we note that the compensation actions that were the focus of our 2023 say-on-pay proposal were made during a period of significant

30  Bath & Body Works, Inc. | 2024 Proxy Statement

uncertainty and transition for the Company. Since that time and looking forward to fiscal 2024 and beyond, our executive compensation program has normalized, and we have remained committed to aligning executive compensation with performance and making decisions that drive our business goals to serve both the short and long-term interests of our shareholders.

The table below highlights the key aspects of our executive compensation program for fiscal 2023, including the enhancements made by the HCC Committee as described above. For additional details regarding the components of our executive compensation program, see the Compensation Discussion and Analysis beginning on page 33 of this proxy statement.

CEO TARGET PAY[1]	AVERAGE NON-CEO NEO TARGET PAY[2]	PURPOSE	KEY FEATURES

		A means to attract and retain talented executives capable of driving superior performance	Market-competitive, recognizing skill, experience and performance The only fixed component of our executive compensation program

		Focuses executives on achievement of short-term financial performance metrics that are critical for sustainable shareholder value creation over the longer-term	Formulaic cash incentive payments based on achievement of adjusted operating income (and net sales beginning in fiscal 2024) during the Spring season (40%) and Fall season (60%)
PSUs (50%)		Closely aligns our executives’ interests with the long-term interests of our shareholders and promotes the retention of our executive team

PSUs vest between 0% - 200% based on achievement of the following performance metrics over a cumulative 3-year performance period:

•  Operating income margin (50%)

•  Relative TSR (new metric for fiscal 2023) (50%)

RSUs (50%)			Vest annually based on service over three years from the grant date (30%, 30%, 40%)

(1)

Consistent with our pay-for-performance philosophy and responsive to feedback from the Company’s shareholders, the HCC Committee increased the proportion of Ms. Boswell’s target long-term equity incentive compensation that is subject to performance-based conditions from 50% in fiscal 2023 to 60% in fiscal 2024. See the disclosure under the heading “—Compensation for NEOs—Compensation Components—Long-term Equity Incentive Compensation—Performance Share Units” beginning on page 47 of this proxy statement for additional information.

(2)

The Average Non-CEO NEO Target Pay excludes compensation for (i) Ms. Boratto, who commenced employment with the Company on July 31, 2023, and (ii) Ms. Arlin, whose employment with the Company ceased on July 29, 2023, due to the partial year of employment for each executive.

The Board is asking our shareholders to approve a non-binding advisory vote on the following resolution. While this vote is advisory and therefore not binding on the Company, the Board and the HCC Committee value the opinions of our shareholders.

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other related narrative disclosures).”

THERE IS ALIGNMENT BETWEEN OUR PERFORMANCE, OUR SHAREHOLDERS’ INTERESTS AND OUR NEOS’ PAY; THEREFORE, WE RECOMMEND THAT YOU VOTE “FOR” THIS PROPOSAL.

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Compensation-related Matters

A Letter from the Chair of Our Human Capital & Compensation Committee

Dear Fellow Shareholders,

Our most important responsibility as members of the Human Capital & Compensation Committee is to ensure that our executive compensation program aligns with your interests as shareholders of Bath & Body Works, Inc. and adheres to our pay-for-performance philosophy, while allowing us the flexibility to attract, retain and incent our executives to execute on the Company’s strategy and continue to create long-term, sustainable value for you.

The Board values the input of our shareholders on all matters, including our governance practices and executive compensation programs. The outcome of our 2023 say-on-pay vote signaled that some of our shareholders had concerns with certain aspects of our executive compensation program. As further detailed in our Compensation Discussion and Analysis, over the course of fiscal 2023, we engaged in two separate and focused rounds of shareholder engagement related to our executive compensation, governance and ESG practices – first in the spring of 2023 leading up to our 2023 annual meeting of shareholders, and second in the fall of 2023 and winter of 2024. In total, we solicited engagement meetings with shareholders representing approximately 72% of our shares outstanding as of December 31, 2023, and held meetings with shareholders representing approximately 56% of our shares outstanding as of December 31, 2023. I personally participated in 19 of these meetings with shareholders representing more than 51% of our shares outstanding.

Through these conversations, we learned that our shareholders are generally supportive of our executive compensation program and were pleased with our promise to return to our normalized compensation program during fiscal 2023 as detailed in our Compensation Discussion and Analysis. We were appreciative of the constructive feedback we received during our conversations, and the Human Capital & Compensation Committee and the Board then evaluated our executive compensation program in connection with our shareholders’ perspectives. Accordingly, we made meaningful changes to our compensation program that we believe enhance our pay-for-performance philosophy and further align the interests of our executive officers with the interests of our shareholders, including:

•  Committing not to make outsized awards to non-management directors in the future, including if the Company is faced with transformational periods and/or that director assumes a transitional/interim management role;

•  Beginning with our 2024 short-term cash incentive program, incorporating a new absolute net sales metric that is coupled with our absolute adjusted operating income metric;

•  Adding a new relative total shareholder return metric to our 2023 annual long-term equity incentive compensation design for our PSUs (which replaced the existing relative revenue growth metric);

•  Increasing the proportion of our Chief Executive Officer’s long-term equity incentive compensation that is subject to performance-based conditions from 50% in fiscal 2023 to 60% in fiscal 2024;

•  Enhancing our compensation peer group to include higher-performing peers (i.e., PVH Corp. and Tapestry, Inc.) that more closely align with our business model and merchandise focus; and

•  Enhancing the rigor of our Chief Executive Officer stock ownership guidelines from five times to six times base salary.

As our executive compensation and governance practices continue to evolve, we are, and will remain, committed to ongoing shareholder engagement to ensure our practices continue to reflect the valuable input of our shareholders.

On behalf of the Board of Directors, thank you for your continued support and investment in Bath & Body Works, Inc.

Sincerely, Michael G. Morris Chair of the Human Capital & Compensation Committee Bath & Body Works, Inc.

32  Bath & Body Works, Inc. | 2024 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section (referred to as the “CD&A”) summarizes our general philosophy regarding the compensation of our NEOs for fiscal 2023 and describes in detail the compensation paid to our NEOs for fiscal 2023. The CD&A provides context for the executive compensation disclosures presented below in both tabular and narrative forms.

Named Executive Officers

Our success is built on the leadership of our executive team with significant industry experience. Our fiscal 2023 NEOs are as follows:

NAMED EXECUTIVE OFFICER	TITLE

Gina Boswell	Chief Executive Officer

Eva Boratto(1)	Chief Financial Officer

Julie Rosen	President, Retail

Deon Riley	Chief Human Resources Officer

Michael Wu	Chief Legal Officer and Corporate Secretary

Wendy Arlin(2)	Former Chief Financial Officer

(1)	Ms. Boratto commenced employment with the Company on July 31, 2023.

(2)	Ms. Arlin ceased serving as Chief Financial Officer effective as of July 29, 2023.

Fiscal 2023 Financial and Business Overview

We are a leading global omnichannel consumer products company focused on personal care and home fragrance. As one of the premier fragrance companies in the world, we deliver customers their favorite fragrances in multiple forms and categories with industry-leading speed and innovation that power our deep customer connections. Our highly differentiated business model, including our predominantly domestic supply chain, and strong relationships with our vendor partners and fragrance houses, enable us to continually deliver newness and meet the demands of our omnichannel customers and changing macro trends with speed and agility. Bath & Body Works is a world-class brand with a passionate and loyal customer base. As of fiscal year-end 2023, our loyalty program included approximately 37 million active members (which we define as loyalty program members who have purchased at least once directly from the Company during the preceding 12-month period). With top brand awareness in our industry, a loyal customer base and a history of strong growth, we believe we are well-positioned to further enhance our omnichannel model; profitably grow our business in North America and globally; and create sustainable, long-term value for our shareholders.

During 2023, we managed our business in the face of macroeconomic pressures that affected customer behavior. Throughout the year, we experienced pressure on basket size and were impacted by decreased consumer savings rates as well as geopolitical unrest. Additionally, we continued to experience post-pandemic normalization of our candle and sanitizer categories following our accelerated growth in these categories during 2020 and 2021. The strong momentum that we experienced during 2020 and 2021 has been normalizing as customers return to work away from their homes and change their spending patterns accordingly. While our net sales and adjusted net income from continuing operations for the year reflect decreases from fiscal 2022, both net sales and adjusted net income from continuing operations remain significantly above pre-pandemic levels (fiscal 2019). We believe that viewing our strong performance on a more normalized basis (by comparing fiscal 2023 and 2019 performance) more accurately reflects the significant growth and long-term health of our business.

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We achieved the following financial results during fiscal 2023:

•	Net income from continuing operations per diluted share of $3.84, representing a 13% increase from 2022 and a 133% increase from 2019.

•	Adjusted net income from continuing operations per diluted share of $3.27, representing a 4% decline from 2022 but a 76% increase from 2019.

•	Net sales decreased compared to 2022 by $131 million to $7.429 billion, representing a 2% decline from 2022 but a 37% increase from 2019.

(1)

Adjusted net income from continuing operations per diluted share is a non-GAAP financial measure that reflects the Company’s net income from continuing operations per diluted share excluding certain special items. Attached as Appendix A are reconciliations of the Company’s fiscal 2023, 2022, 2021, 2020 and 2019 adjusted net income from continuing operations per diluted share to the Company’s fiscal 2023, 2022, 2021, 2020 and 2019 GAAP net income from continuing operations per diluted share, as well as other important disclosures regarding non-GAAP financial measures. For fiscal 2022, we did not make any adjustments to net income from continuing operations per diluted share; therefore, for fiscal 2022, adjusted net income from continuing operations per diluted share is equal to our fiscal 2022 GAAP net income from continuing operations per diluted share.

(2)

The Total Shareholder Return chart represents $100 invested in Company stock at the closing price on February 2, 2019, including reinvestment of dividends. Stock prices prior to August 3, 2021, have been adjusted to give effect to the Victoria’s Secret & Co. spin-off.

34  Bath & Body Works, Inc. | 2024 Proxy Statement

During fiscal 2023, our leadership team was focused on executing on strategic initiatives to transform our business and return it to sustainable and profitable net sales growth, while controlling costs and improving efficiencies. Below are several highlights from fiscal 2023:

•  Reached approximately 37 million active members in our loyalty program as of fiscal year-end 2023. Our loyalty program aims to attract new customers and deepen our engagement with our existing customers.

•  Successfully launched our new men’s grooming line, including face and beard care, hair and shave; fragrant haircare; and laundry, demonstrating our ability to innovate and deliver newness to our customers and extend our reach through new category adjacencies.

•  Expanded our fast-growing men’s shop to all of our U.S. and Canadian stores.

•  Completed the rollout of our buy online-pick up in stores option to all U.S. stores, enabling a seamless omnichannel experience for our customers.

•  Completed the reformulation of all of our hand soaps and body care products to remove parabens and sulfates.

•  Introduced personalized recommendations on our website and mobile application, social proofing and loyalty point accelerators. These capabilities follow the substantial completion of our information technology separation from Victoria’s Secret & Co. in the second quarter of 2023.

•  Delivered approximately $150 million of cost reductions as part of our cost optimization work, exceeding our initial goal of $100 million for fiscal 2023.

Fiscal 2023 Compensation Highlights

Our executive compensation program continues to place a significant emphasis on pay-for-performance and provides a meaningful and direct link between the interests of our NEOs and those of our shareholders. We align pay with performance by providing our NEOs with predominantly performance-based compensation, delivered in the form of short-term cash incentives based on key seasonal performance metrics and long-term equity incentives that are subject to rigorous performance metrics that align with our strategic direction, provide balance between growth and profitability and are designed to drive stock performance.

As described in more detail beginning on page 36 of this proxy statement, as part of our ongoing efforts to ensure our executive compensation program is aligned with the interests of our shareholders, we embarked on a comprehensive shareholder engagement process in 2023 to better understand our shareholders’ perspectives regarding our executive compensation program. As a result of the feedback we collected from our shareholders and in light of the results of our 2023 say-on-pay vote, the HCC Committee promptly implemented specific enhancements to our executive compensation program in fiscal 2023 as described in this CD&A. In addition to these changes, our executive compensation program normalized in fiscal 2023 and into fiscal 2024 following the completion of our Chief Executive Officer search and transition process in December 2022, in line with our historical philosophy and approach to the compensation of our NEOs.

The compensation paid to our NEOs for fiscal 2023 as described in detail in this CD&A is directly reflective of the Company’s business and operational performance achievements in fiscal 2023. This relationship between fiscal 2023 pay and performance exemplifies the HCC Committee’s commitment to providing compensation for performance that drives our strategic business goals and shareholder value creation.

The following summarizes certain key highlights from our fiscal 2023 executive compensation program:

•

Our short-term cash incentive program payout continued to align with our financial and strategic performance. Consistent with our performance results during the Spring season that fell below performance thresholds, our NEOs received no short-term cash incentive program payout for the Spring season. The short-term cash incentive program for the Fall season paid out above target for our NEOs, reflective of stronger than anticipated net sales performance during the holiday season driven by product innovation and newness amplified by new marketing initiatives and continued benefits from our cost reduction initiatives. For fiscal 2024, the HCC Committee determined to add a second performance metric to our short-term cash incentive program – a new absolute net sales metric – in order to further align our compensation program with our business objectives and our growth strategy and further incent both top- and bottom-line performance. See “—Compensation for NEOs—Compensation Components—Short-term Performance-based Incentive Compensation” beginning on page 44 of this proxy statement for more details.

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•

A significant portion of the long-term equity incentives granted to our NEOs in fiscal 2023 was granted subject to challenging performance metrics that were redesigned for fiscal 2023. As described in more detail beginning on page 47 of this proxy statement, we redesigned our PSU program in fiscal 2023 to align our NEOs’ compensation outcomes more closely with shareholder returns by, among other things, adding a new relative TSR metric (weighted 50%) to accompany the existing operating income margin metric (weighted 50%) that applies to our PSUs, each of which is measured over a cumulative three-year performance period. The relative TSR metric replaced the relative revenue growth metric that had historically been part of the program. In addition, we also added a “negative absolute TSR cap” to our 2023 PSUs that limits payout at the target performance level when our absolute TSR is negative over the performance period. We believe these rigorous performance metrics provide a balance of growth and profitability, support the strategic direction of the Company and ensure alignment with the interests of our shareholders.

•

No new retention awards have been granted to our executive officers. In light of the normalization of our business in fiscal 2023, the appointment of and onboarding of Ms. Boswell as Chief Executive Officer and the feedback we received from our shareholders, the HCC Committee determined that no new NEO retention awards were necessary during fiscal 2023.

Shareholder Engagement on Our Executive Compensation Program

We are committed to maintaining an active dialogue with our shareholders to proactively seek shareholder insights regarding our executive compensation programs and practices, to understand their perspectives and to discuss and demonstrate the important connection between our compensation program and the interests of our shareholders. We believe engaging in an active dialogue with our shareholders is critical to our long-term success, and we value the continued interest of and feedback from our shareholders to ensure their perspectives are thoughtfully taken into account.

The Office of the Corporate Secretary, Human Resources and Investor Relations reviewed summaries of relevant shareholder feedback and the level of support for our say-on-pay proposal at our 2023 annual meeting of shareholders (where 68.3% of the advisory votes cast were in support of our 2023 say-on-pay proposal) with the HCC Committee and Board, in comparison to the significant support from our shareholders on our say-on-pay proposals over the five prior years (with average approval of 95.4% over such period). Accordingly, following conversations with our shareholders, we believe the voting results on our 2023 say-on-pay proposal largely reflect our shareholders’ views on certain non-recurring compensation decisions made during a period of significant uncertainty and transition of the Company in fiscal 2022 as we searched for a new Chief Executive Officer, rather than concerns with the fundamental tenets of our compensation program.

36  Bath & Body Works, Inc. | 2024 Proxy Statement

Over the course of fiscal 2023, we undertook a comprehensive shareholder engagement process to better understand our shareholders’ perspectives on compensation and corporate governance matters and the key drivers for their voting decisions. Our engagement efforts in 2023 were focused during two main periods – in the spring of 2023 leading up to our 2023 annual meeting, and during the fall of 2023 into the winter of 2024 in connection with our implementation of a number of changes to our executive compensation program:

FISCAL 2023 SHAREHOLDER ENGAGEMENT SUMMARY

Spring 2023 Engagement	During the first and second quarters of fiscal 2023, we solicited engagement meetings with shareholders representing approximately 68% of our shares outstanding as of March 31, 2023, and held meetings with shareholders representing approximately 53% of our shares outstanding as of March 31, 2023.

Fall 2023 and Winter 2024 Engagement	During the fourth quarter of fiscal 2023, after listening to and considering the feedback received from our shareholders during our engagement meetings in the first and second quarters of fiscal 2023 in connection with our 2023 say-on-pay vote, we again solicited engagement meetings with shareholders representing approximately 72% of our shares outstanding as of December 31, 2023, and held meetings with shareholders representing approximately 25% of our shares outstanding as of December 31, 2023.

During these meetings, we discussed many of the changes we implemented to our executive compensation program during 2023 (as described in more detail in the table beginning on the following page), including how we believe these changes will strengthen our pay-for-performance philosophy and enhance shareholder value over the long-term.

As part of our engagement process in fiscal 2023, one or more Board members participated in meetings with shareholders representing approximately 54% of our shares outstanding as of December 31, 2023, including 19 meetings in which the Chair of our HCC Committee participated, representing more than 51% of our shares outstanding as of December 31, 2023. We offered meetings with our significant shareholders that included, at each such shareholder’s option, the Chair of our HCC Committee and/or the Board Chair. If any shareholder desired to discuss Ms. Nash’s compensation, Ms. Nash, to the extent she was participating in the meeting, was excused from the discussion.

As a result of the feedback received by our shareholders during fiscal 2023, the HCC Committee, in consultation with its independent compensation consultant, took specific actions and made a number of enhancements to our executive compensation program for fiscal 2023 and 2024 in order to address the concerns raised by our shareholders and that further align the interests of our NEOs with those of our shareholders.

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The table below highlights the key areas of shareholder feedback we received regarding our executive compensation program during fiscal 2023 and describes the specific actions the HCC Committee took to be responsive to our shareholders.

WHAT WE HEARD	HOW WE RESPONDED

Shareholders expressed concerns with the magnitude of the one-time RSU award to our Board Chair in fiscal 2022 (as previously disclosed in last year’s proxy statement)

•  The HCC Committee committed not to make outsized awards to non-management directors in the future, including if the Company is faced with transformational periods and/or that director assumes a transitional/interim management role.

•  The Board approved Ms. Nash’s one-time grant in recognition of her unparalleled leadership and support during a transformational period for the Company, including leading the Company through multiple Chief Executive Officer transitions, taking decisive actions to control costs, providing critical oversight over and leading the successful settlement of the Company’s shareholder derivative lawsuits in fiscal 2021, and leading the process that culminated in the successful spin-off of Victoria’s Secret and positioning the Company as a profitable standalone company.

Incentive compensation program should incorporate additional performance measures

•  Shareholders were critical of the relative revenue growth metric applicable to our PSUs

•  Shareholders expressed preferences for including an absolute net sales metric or a capital allocation or returns-based metric in our compensation program

•  The 2023 PSU awards granted to our NEOs added a new relative TSR metric (compared to the S&P 500 Consumer Discretionary Distribution & Retail Index) to the existing operating income margin metric, each equally weighted, to align compensation outcomes more closely with shareholder returns. The relative TSR metric replaced the relative revenue growth metric that had historically been part of the program.

•  In addition, we added a “negative absolute TSR cap” to our 2023 PSUs which provides that if our absolute TSR is negative during the applicable performance period, the payout under the 2023 PSU awards is capped at 100% of target performance.

•  We added a new absolute net sales metric to our 2024 short-term cash incentive program to align with the Company’s business objectives and growth strategy. This enhanced program for fiscal 2024 incents our NEOs to achieve both top- and bottom-line performance. The metrics include absolute adjusted operating income (75% weighting) and absolute net sales (25% weighting).

Enhance compensation peer group to include higher performing and/or more CPG peers

•  Shareholders raised concerns that our peer group included lower-performing, mall-based peer companies

•  The Company should consider including more CPG peer companies

•  The HCC Committee made changes to our peer group for 2024 to add higher performing and more comparable peers by adding PVH Corp. and Tapestry, Inc.

•  We removed Burlington Stores, Inc. and Foot Locker, Inc. as members of our peer group for 2024.

•  Based on the Company’s remaining mall-based footprint (nearly one-half of our current store footprint) and five consumable goods peers, the HCC Committee believes the 2024 peer group closely aligns with the Company’s business model and merchandise focus and reflects companies that are similar in size and scope, and that compete with us for executive talent. We assess our peer group annually, which allows us to continue to monitor potential peer group changes and incorporate our shareholders’ feedback.

38  Bath & Body Works, Inc. | 2024 Proxy Statement

WHAT WE HEARD	HOW WE RESPONDED

Enhance link between compensation program and total shareholder returns

•  Shareholders expressed a preference to link incentive compensation program to total shareholder return

•  Shareholders also indicated a preference for a higher percentage of long-term equity incentive compensation as part of the total pay mix

•  The 2023 PSU awards granted to our NEOs included a relative TSR performance measure (with payout capped at target if our absolute TSR is negative) compared to companies in the S&P 500 Consumer Discretionary Distribution & Retail Index.

•  The HCC Committee enhanced the rigor of our Chief Executive Officer stock ownership guidelines by increasing the number of shares required to be owned from 5 times to 6 times base salary to further align our Chief Executive Officer’s interests with those of our shareholders over the long-term and better align with market best practice.

•  As part of the 2023 and 2024 annual compensation cycles, the HCC Committee did not increase the base salaries or short-term performance-based incentive compensation targets for our executive officers; rather, only increases in executive officer target long-term equity incentive compensation were approved, thereby enhancing the weighting of long-term equity compensation in the total pay mix.

•  In addition, the HCC Committee increased the proportion of our Chief Executive Officer’s long-term equity incentive compensation that is subject to performance-based conditions from 50% in fiscal 2023 to 60% in fiscal 2024.

•  We maintain robust compensation recoupment policies that provide for the recovery of incentive and severance compensation, including if an executive engages in certain misconduct or detrimental activities.

Retention awards have been granted to NEOs in recent years, including in 2022

•  Shareholders expressed concerns with the use of retention awards in recent years and the two-year performance period for the 2022 retention PSU awards

•  The cash-portion of the 2022 retention awards (approximately 50% of total awards) was only subject to time-based vesting conditions

•  We have returned to our normal historical compensation practices following the appointment of Ms. Boswell as Chief Executive Officer, which has provided stability to our senior leadership team.

•  As a result, no additional retention awards have been made since 2022 and are not currently contemplated for our NEOs.

•  The 2022 retention awards were made to stabilize Company leadership, while still aligning their pay to performance in the context of a period of significant uncertainty and transition for the Company.

•  The retention awards were effective in retaining critical talent through the dynamic, transitional period for the Company, while at the same time ensuring that the awards appropriately incented our NEOs to maximize value to our shareholders during that period.

We believe these changes made to our executive compensation program address and are responsive to our shareholders’ perspectives and strengthen our pay-for-performance philosophy and the promotion of shareholder value creation. Our robust shareholder engagement process in fiscal 2023, as well as the changes we implemented in light of the constructive feedback we received, exemplify our commitment to engaging with our shareholders. In addition, after concluding our Chief Executive Officer search process in December 2022 with the hiring of Ms. Boswell, the period of uncertainty and leadership transition that persisted throughout fiscal 2022 (when the compensation actions that were the focus of our 2023 say-on-pay proposal were made) has since normalized, and we have remained committed to aligning executive compensation with performance and making decisions that drive our business goals to serve both the short and long-term interests of our shareholders.

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Executive Compensation Philosophy

Guiding Principles

The HCC Committee oversees an executive compensation program based on the following clear and purposeful guiding principles:

COMPENSATION COMPONENT	OUR PRINCIPLES

Pay Level	• Attract and retain superior leaders in a highly competitive market for talent. • Pay competitively and equitably. • Recognize depth and scope of accountability and complexity of responsibility.

Pay Mix	• Emphasize performance-contingent, long-term equity-based incentive compensation over fixed compensation.

Pay-for-Performance

•  Recognize and reward enterprise and individual performance.

•  Utilize performance metrics that closely align executives’ interests with shareholders’ interests.

•  Require NEOs to own a significant amount of the Company’s common stock.

•  Set Spring and Fall season goals that reflect the seasonal nature of our business and incent goal achievement in each season.

•  Create long-term shareholder value through regular achievement of short-term goals while pursuing our longer-term growth strategy.

•  Retain and incent high-performers through long-term equity incentive awards.

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Executive Compensation Best Practices

Our executive compensation practices incorporate the following corporate governance best practices that protect the interests of our shareholders and are consistent with high standards of risk management.

What We Do:

✓  We align our NEO pay with performance and grant incentive awards based on actual results and achievements.

✓  We maintain robust clawback policies as described under the heading “—Compensation Governance—Recovery of Compensation” on page 52 of this proxy statement.

✓  The HCC Committee has engaged a compensation consultant that is independent of the Company and management to advise on compensation-related matters.

✓  We maintain robust stock ownership guidelines for our NEOs and directors. In fiscal 2023, we enhanced the rigor of our Chief Executive Officer stock ownership guidelines by increasing the number of shares required to be owned from 5 times to 6 times base salary to further align our Chief Executive Officer’s interests with those of our shareholders over the long-term and better align with market best practice. For a description of these guidelines, see the headings “—Compensation Governance—Executive Officer Stock Ownership Guidelines” and “Corporate Governance—Director Stock Ownership Guidelines” on pages 51 and 24, respectively, of this proxy statement.

✓  Our equity incentive plan requires a minimum vesting period of at least one year for all awards, subject to certain exceptions.

✓  We use appropriate peer group comparisons when determining compensation.

✓  We mitigate undue business risk in compensation programs and, in consultation with the HCC Committee’s independent compensation consultant, perform an annual compensation risk assessment.

What We Don’t Do:

× No tax gross-ups for NEOs to cover excise taxes under Section 4999 of the Internal Revenue Code (the “Code”).

× No hedging and short-selling of Company securities under our insider trading policy.

× No pledging of Company stock without advance approval by our Chief Legal Officer. None of the Company’s stock held by our NEOs or Board members is pledged.

× No re-pricing of stock options without shareholder approval.

× No single-trigger vesting of non-Board member equity awards upon a change in control.

× No payments of dividends on unearned awards.

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Connecting Pay and Performance

There are two key elements of our executive compensation program design that connect pay to performance. First, our incentive goals are designed to challenge our NEOs to achieve a high level of performance to earn incentives at target levels. When our NEOs meet and exceed, or fall short of, these goals, we compensate them accordingly. Second, to further connect executive pay to performance and shareholder interests, we employ a pay mix philosophy that places greater emphasis on performance-based incentive compensation over non-performance-based base salary and RSUs.

The following charts illustrate the pay mix philosophy of our executive compensation program, showing a higher percentage of performance-based incentive compensation.

(1)

The Average Non-CEO NEO Target Pay excludes compensation for (i) Ms. Boratto, who commenced employment with the Company on July 31, 2023, and (ii) Ms. Arlin, whose employment with the Company ceased effective on July 29, 2023, due to the partial year of employment for each executive.

Compensation Comparison

We review our NEO compensation against publicly available data on executive compensation, including compensation paid by a group of peer companies, to evaluate the competitiveness of our compensation levels, establish an appropriate mix of our NEO compensation elements and ensure we are properly attracting, retaining and incenting highly talented executives who are critical to executing our strategy and business plan.

The HCC Committee annually reviews and selects our peer group used for compensation comparisons (the “Compensation Peer Group”) in consultation with the HCC Committee’s independent compensation consultant, and with consideration for companies considered to be peers by certain proxy advisory firms, to generally include a balanced mix of the following criteria:

•	Businesses that are similar in size and scope (using criteria such as total revenue, market capitalization, global footprint, business and/or merchandise focus);
•	Companies that compete with us for executive talent; and
•	Companies with similar talent and business model characteristics.

We do not specifically set our NEOs’ compensation against our Compensation Peer Group. Instead, we consider peer group comparisons provided by the HCC Committee’s independent compensation consultant as one of several factors in applying our pay philosophy and setting the pay of our NEOs.

42  Bath & Body Works, Inc. | 2024 Proxy Statement

In light of shareholder feedback collected during fiscal 2023, the HCC Committee made changes to our Compensation Peer Group for 2024 to add higher performing and more comparable peers, including PVH Corp. and Tapestry, Inc. The HCC Committee also removed Foot Locker, Inc. and Burlington Stores, Inc. as lower-performing peers. The HCC Committee believes the 2024 Compensation Peer Group closely aligns with our business model and merchandise focus and reflects companies that are similar in size and scope, and that compete with us for executive talent.

2023 COMPENSATION PEER GROUP	PEER COMPANIES ADDED	PEER COMPANIES REMOVED	2024 COMPENSATION PEER GROUP

Abercrombie & Fitch Co. [ANF]			Abercrombie & Fitch Co. [ANF]

American Eagle Outfitters, Inc. [AEO]			American Eagle Outfitters, Inc. [AEO]

Burlington Stores, Inc. [BURL]			Coty Inc. [COTY]

Coty Inc. [COTY]			DICK’s Sporting Goods, Inc. [DKS]

DICK’s Sporting Goods, Inc. [DKS]			Gap Inc. [GPS]

Foot Locker, Inc. [FL]			lululemon athletica inc. [LULU]

Gap Inc. [GPS]	+ PVH Corp.	X Burlington Stores, Inc.	Newell Brands Inc. [NWL]

lululemon athletica inc. [LULU]	+ Tapestry, Inc.	X Foot Locker, Inc.	PVH Corp. [PVH]

Newell Brands Inc. [NWL]			Ralph Lauren Corporation [RL]

Ralph Lauren Corporation [RL]			Sally Beauty Holdings, Inc. [SBH]

Sally Beauty Holdings, Inc. [SBH]			Signet Jewelers Limited [SIG]

Signet Jewelers Limited [SIG]			Tapestry, Inc. [TPR]

The Estée Lauder Companies Inc. [EL]			The Estée Lauder Companies Inc. [EL]

Tractor Supply Company [TSCO]			Tractor Supply Company [TSCO]

Ulta Beauty, Inc. [ULTA]			Ulta Beauty, Inc. [ULTA]

Victoria’s Secret & Co. [VSCO]			Victoria’s Secret & Co. [VSCO]

Williams-Sonoma, Inc. [WSM]			Williams-Sonoma, Inc. [WSM]

In connection with the redesign of the PSU awards granted to our NEOs in the first half of fiscal 2023, the HCC Committee determined to use the companies included in the S&P 500 Consumer Discretionary & Retail Index as of the date of grant as the peer group to evaluate achievement of the newly-added relative TSR metric. For additional details regarding the 2023 PSUs and the applicable performance measures, see the disclosure under the heading “—Compensation for NEOs—Compensation Components—Long-term Equity Incentive Compensation—Performance Share Units” beginning on page 47 of this proxy statement.

Compensation for NEOs

Compensation Setting Process

The HCC Committee makes all decisions regarding Chief Executive Officer compensation with advisory input from its independent compensation consultant. Our Chief Executive Officer recommends, and the HCC Committee approves, compensation for the other NEOs, including all grants of stock awards to our NEOs. In making compensation decisions for our NEOs, the HCC Committee takes into consideration input, recommendations and market-based analyses provided by both management and the independent compensation consultant. Target compensation for the NEOs is reviewed annually and is designed to reward historical performance, incent future performance and be competitive with the external market for talent.

Compensation Components

The three principal elements of our executive compensation program are base salary, short-term performance-based cash incentive compensation and long-term equity incentive compensation. Each NEO’s base salary is set considering multiple factors described below. For fiscal 2023, all of our NEOs (other than Mses. Boratto and Arlin with respect to our long-term equity incentive compensation program for the reasons discussed under the heading “—Long-term Equity Incentive Compensation—Performance Share Units” below) participated in the same short-term performance-based incentive compensation program and long-term equity

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incentive compensation program. The Company also provides our NEOs with health and welfare benefits, retirement benefits and a limited set of perquisites. Additional information about each of these compensation components is provided below.

Base Salary

The following factors are considered in determining any base salary adjustments for our NEOs:

•	Scope and responsibility of the NEOs’ positions;
•	Achievement of seasonal and annual business goals;
•	Level of overall compensation paid by competitors for comparable positions;
•	Recruitment, retention and development of leadership talent; and
•	Appropriate balancing of our NEOs’ base salaries against their incentive compensation to ensure there is a higher mix of performance-based compensation as a percentage of their total pay mix.

Our NEOs’ base salaries for fiscal 2023 are set forth in the following table. The HCC Committee determined to hold base salaries flat for fiscal 2023, when coupled with increases in NEO target long-term equity incentive compensation as described under the heading “—Long-term Equity Incentive Compensation” below, in order to enhance the weighting of our NEOs’ long-term equity incentive compensation as a percentage of their total pay mix.

NAMED EXECUTIVE OFFICER(1)	FISCAL 2023 BASE SALARY ($)	% INCREASE

Ms. Boswell	1,500,000	0%

Ms. Boratto	850,000	N/A

Ms. Rosen	1,000,000	0%

Ms. Riley	800,000	0%

Mr. Wu	725,000	0%

(1)	In fiscal 2023, Ms. Arlin’s annual base salary was $800,000, which was also unchanged from fiscal 2022.

The HCC Committee determined to hold base salaries for our NEOs flat again for fiscal 2024, when coupled with increases in NEO target long-term equity incentive compensation, in order to further enhance the weighting of our NEOs’ long-term equity incentive compensation as a percentage of their total pay mix. See the disclosure under the heading “—Long-term Equity Incentive Compensation” below for additional information.

Short-term Performance-based Incentive Compensation

Short-term performance-based incentive compensation, if earned, is paid in cash pursuant to the Company’s Cash Incentive Compensation Performance Plan (the “Cash Incentive Plan”). This compensation component focuses on achievement of six-month goals, reflecting our two selling seasons, with the Fall season weighted more heavily because of the importance of the holiday season to our profitability. The use of two six-month performance periods in our plan design reflects our belief that achievement of our short-term goals season after season creates long-term value for our shareholders.

The pre-established, objective financial goal for fiscal 2023 was the Company’s absolute adjusted operating income. The HCC Committee used adjusted operating income because it is a performance measure over which executives can have significant impact and is also directly linked to the Company’s long-term growth plan and performance that drives shareholder value. The HCC Committee sets the adjusted operating income goals at the beginning of each six-month season based on an analysis of historical performance, the overall economic environment including financial results of other comparable businesses and progress toward achieving our strategic goals.

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The HCC Committee carefully considered the Spring and Fall season goals in order to ensure that our executives were properly incented in fiscal 2023, while at the same time incorporating a level of rigor that maintained a strong link between pay and performance in fiscal 2023. The HCC Committee approved the Spring and Fall season goals to reflect anticipated decreases in consumer spending primarily resulting from the continuation of normalization trends in the Company’s candle and sanitizer categories following our accelerated growth in these categories during 2020 and 2021, the impacts of our cost reduction initiatives, and other factors, including inflationary and deflationary impacts on our cost structure. In addition, to ensure a continued high level of rigor of the performance goals for the 2023 Fall season, the HCC Committee raised the threshold level of performance required to achieve any payout for the Fall season to 88% of target (compared to 82% of target for the 2022 Fall season) and the level of performance to achieve maximum payout for the 2023 Fall season to 117% of target (compared to 115% of target for the 2022 Fall season). The HCC Committee believes incentive goals for both seasons were set at challenging and meaningful levels.

The table below shows the Spring and Fall season adjusted operating income goals required to earn short-term performance-based incentive compensation at target, along with the range of performance goals as a percentage of target for threshold and maximum payouts, and actual performance results achieved in fiscal 2023:

	THRESHOLD	ADJUSTED OPERATING INCOME GOAL	MAXIMUM	ACTUAL ADJUSTED OPERATING INCOME(1)	ADJUSTED OPERATING INCOME GOAL ACHIEVEMENT

Spring Season (40% Weighting)	86% of target	$460 million	114% of target	$369 million	0% of target

Fall Season (60% Weighting)	88% of target	$855 million	117% of target	$917 million	149% of target

(1)

For fiscal 2023, the HCC Committee did not make any adjustments to operating income; therefore, for fiscal 2023 adjusted operating income is equal to our GAAP operating income. See Appendix A for important disclosures regarding non-GAAP financial measures.

Performance between threshold and target and target and maximum is interpolated to determine the payout percentage beginning at 20% for threshold performance (if achieved) up to 200% at maximum performance. Short-term performance-based incentive compensation targets are set as a percentage of base salary with the amount earned ranging from 0% to 200% of the target incentive, based on the extent to which financial goals are achieved.

Due to our performance during the Spring Season, which was impacted by the challenging macroeconomic environment as well as continuing normalization of our candles and sanitizer categories, we did not meet the operating income threshold for any payout in the Spring season. Therefore, consistent with our pay-for-performance philosophy, no short-term performance-based incentive compensation was earned. In the Fall season, through the leadership of our NEOs, we achieved above-target results due to stronger than anticipated net sales performance during the holiday season driven by product innovation and newness amplified by new marketing initiatives and continued benefits from our cost reduction initiatives.

The table below shows the short-term performance-based incentive compensation targets as a target percentage of base salary for each NEO during fiscal 2023. None of our NEOs received an increase in their target annual incentive compensation opportunities for fiscal 2023.

NAMED EXECUTIVE OFFICER(1)	FISCAL 2023 TARGET ANNUAL INCENTIVE OPPORTUNITY

Ms. Boswell	190%

Ms. Boratto	120%

Ms. Rosen	160%

Ms. Riley	100%

Mr. Wu	100%

(1)	In fiscal 2023, Ms. Arlin’s target annual incentive compensation opportunity was 115%, which was also unchanged from fiscal 2022.

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The NEOs’ payouts for fiscal 2023 performance are set forth below and in the “Non-Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table on page 54 of this proxy statement.

NAMED EXECUTIVE OFFICER (1)	FISCAL 2023 TARGET INCENTIVE ($)	FISCAL 2023 SPRING INCENTIVE PAYOUT ($)	FISCAL 2023 FALL INCENTIVE PAYOUT ($)	TOTAL FISCAL 2023 PAYOUT ($)	PERCENT OF FISCAL 2023 TARGET (%)

Ms. Boswell	2,850,000	0	2,547,900	2,547,900	89.4%

Ms. Boratto (2)	612,000	N/A	911,880	911,880	149.0%

Ms. Rosen	1,600,000	0	1,430,400	1,430,400	89.4%

Ms. Riley	800,000	0	715,200	715,200	89.4%

Mr. Wu	725,000	0	648,150	648,150	89.4%

(1)

Ms. Arlin’s employment with the Company ceased on July 29, 2023. She received no fiscal 2023 Spring season incentive payout and received $822,480 for the fiscal 2023 Fall season incentive payout pursuant to the terms of her existing agreement with the Company.

(2)

Ms. Boratto commenced employment with the Company on July 31, 2023, and was therefore ineligible for the fiscal 2023 Spring season incentive program. The “Percent of Fiscal 2023 Target” percentage reflects the percentage earned for the fiscal 2023 Fall season only; had Ms. Boratto been employed during the entire fiscal 2023 Spring season, her “Percent of Fiscal 2023 Target” percentage would align with the percentages of the other NEOs.

To induce Ms. Boratto to join the Company, she received a one-time cash sign-on bonus in the aggregate amount of $1 million, 50% of which was paid to her during the third quarter of 2023, and the remaining amount of which is payable to her in 2024 within 30 days of the first anniversary of her start date with the Company (subject to repayment to the Company upon certain terminations of employment prior to the first and second anniversaries of her start date, respectively).

As described above, in light of feedback received from our shareholders during fiscal 2023, the HCC Committee revised our short-term cash incentive program for fiscal 2024 to include a new absolute net sales metric (weighted 25%), with absolute adjusted operating income (weighted 75%) continuing to serve as the primary performance metric. The HCC Committee incorporated the new absolute net sales metric for the fiscal 2024 short-term cash incentive program based on the importance of returning the Company to net sales growth as part of the Company’s strategic initiatives, the desire to balance top- and bottom-line performance in the program, the prevalence of the metric in peer companies’ short-term cash incentive programs, the ability of our associates to directly impact performance against the metric and input received from our shareholders.

Based on feedback from the Company’s shareholders, the HCC Committee determined not to increase the short-term performance-based incentive compensation targets for any of our NEOs for fiscal 2024, when coupled with increases in NEO target long-term equity incentive compensation, in order to enhance the weighting of our NEO’s long-term equity incentive compensation as a percentage of their total pay mix. See the disclosure under the heading “—Long-term Equity Incentive Compensation” below for additional information.

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Long-term Equity Incentive Compensation

During fiscal 2023, we granted stock awards to our NEOs (other than Ms. Arlin) under the 2020 Plan, which was approved by our shareholders at our 2020 annual meeting.

Our Fiscal 2023 Long-term Equity Incentive Compensation Design

Performance Share Units • 3-year performance period • Weighted 50% operating income margin; 50% relative TSR (relative TSR new metric for fiscal 2023) • Includes “negative absolute TSR cap”	2023 Long-term Equity Incentive Mix	Restricted Share Units • 3-year vesting period • Vest 30% one year from the grant date; 30% two years from the grant date; and 40% three years from the grant date

The HCC Committee increased the proportion of our Chief Executive Officer’s long-term equity incentive compensation that is subject to performance-based conditions from 50% in fiscal 2023 to 60% in fiscal 2024, thereby enhancing the weighting of performance-based compensation for our Chief Executive Officer.

Performance Share Units

PSUs incent executive performance through the achievement of challenging growth and profitability metrics that closely align the long-term interests of our executives with those of our shareholders. As a result, we place a significant emphasis on the PSU component of our long-term equity incentive program for our NEOs. For fiscal 2023, 50% of our NEOs’ (other than Ms. Boratto’s, who was not an associate at the time of the annual stock grant) long-term equity incentives were granted in the form of “at-risk” PSUs. See “—Restricted Share Units” below for a discussion of Ms. Boratto’s 2023 long-term equity incentive award. Ms. Arlin did not receive any long-term equity incentive awards in fiscal 2023 due to her announced departure from the Company in July 2023.

We redesigned our annual PSU program for 2023 to add a new relative TSR metric. The relative TSR metric replaced the relative revenue growth metric that historically applied to our annual grants of PSUs. As a result, our NEOs’ annual 2023 PSU awards are subject to two equally weighted performance metrics: (i) cumulative operating income as a percentage of cumulative net sales (operating income margin) and (ii) relative TSR assessed against the companies listed in the S&P 500 Consumer Discretionary Distribution & Retail Index as of the date of grant. The HCC Committee selected this peer group for purposes of the relative TSR metric because the index is relevant from an industry perspective (i.e., reasonable business, talent and/or investment dollar competitors) and is more easily tracked and communicated to Company associates and investors. In addition, the HCC Committee also added a “negative absolute TSR cap” – i.e., if our absolute total shareholder return is negative during the performance period, the payout under the PSU awards is capped at 100% of target performance.

The redesigned annual PSU program for 2023 also includes modified threshold, target and maximum average operating income margin percentages of 16%, 18% and 20%, respectively. The HCC Committee is committed to establishing robust performance metrics that challenge our executives to deliver superior performance aligned to creating value for our shareholders, while at the same time balancing the rigor of the performance metrics with ensuring that the metrics are reasonably attainable to meaningfully incent executive performance and retention. Based on the anticipated significant pressures on the Company’s margins in the near-term, including as a result of the inflationary environment and the significant investments the Company planned to make to transform its business during the PSU performance period, the HCC Committee approved the narrower average operating income margin range for the 2023 PSUs. Nonetheless, the HCC Committee believes that the performance targets for 2023 are rigorous and align payouts with significant value creation for our shareholders.

Finally, consistent with market practice to ensure our annual PSU program is competitive with our peer companies’ programs and to balance the leverage of the program with the weighting it is expected to command within the NEOs’ pay mix, the maximum payout for the 2023 annual PSU program awards was raised to 200% compared to 150% for the 2021 and 2022 annual PSU programs.

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The HCC Committee believes the redesigned PSU program for 2023 is directly responsive to the feedback we received from our shareholders and further aligns our NEOs’ interests with those of our shareholders. Specifically, the HCC Committee believes that operating income margin continues to provide a direct link between our NEOs’ compensation and the importance of growing and maintaining our operating income margin as part of the Company’s strategic initiatives. The HCC Committee added the relative TSR metric for fiscal 2023 based on the prevalence of the metric in peer companies’ long-term incentive programs, the importance of further aligning our NEOs’ pay outcomes with shareholder value creation and input received from our shareholders.

Performance for awards granted in fiscal 2023 will be evaluated based on performance over a three-year performance period, starting with fiscal 2023 through the end of fiscal 2025.

The specific targets are as follows:

	PAYOUT PERCENTAGE(1)	3-YEAR OPERATING INCOME MARGIN (50% WEIGHTING)	3-YEAR RELATIVE TOTAL SHAREHOLDER RETURN (50% WEIGHTING)

Threshold	50%	16%	30th Percentile

Target	100%	18%	50th Percentile

Maximum	200%	20%	90th Percentile

(1)

The Payout Percentage is subject to the “negative absolute TSR cap” – i.e., if our absolute total shareholder return is negative during the performance period, the payout under the PSU awards is capped at 100% of target performance.

Performance will be evaluated based on a scale, and payout, if any, will be interpolated between threshold, target and maximum levels. The earned annual PSU awards (if any) granted in fiscal 2023 will vest in May 2026, subject generally to the executive’s continued employment through such date.

Restricted Share Units

RSUs are granted to ensure market competitiveness of the executive compensation package, align executives’ long-term interests with our shareholders and retain executives over the long-term. The RSU awards vest over three years in three tranches (30% one year from the grant date, 30% two years from the grant date and 40% three years from the grant date), in each case subject generally to continued employment through each such date.

Ms. Boratto, who joined the Company in July of 2023, did not participate in the Company’s annual 2023 long-term equity incentive program. Instead, and to induce Ms. Boratto to join the Company and replace certain unvested compensation that she was forfeiting by joining the Company, she received a one-time award of RSUs with a grant date value of approximately $2.0 million as part of her hiring incentive. The HCC Committee approved Ms. Boratto’s award in the form of RSUs because she joined the Company approximately eight months after the performance period for the Company’s 2023 PSU program had commenced. The RSU award is designed to establish and build Ms. Boratto’s ownership interest in Company stock and to immediately align a significant portion of her compensation with the long-term interests of our shareholders. The terms of Ms. Boratto’s sign-on RSUs are consistent with the terms and vesting schedule of the 2023 RSUs granted to Mses. Boswell, Rosen and Riley and Mr. Wu as part of the annual 2023 long-term equity incentive program. Beginning with Ms. Boratto’s fiscal 2024 long-term incentive awards, her annual grant provided for 50% PSUs and 50% RSUs, consistent with the awards granted to our other NEOs (other than Ms. Boswell).

Below is a summary of long-term equity incentive compensation, including PSUs and RSUs, awarded to our NEOs during fiscal 2023.

NAMED EXECUTIVE OFFICER	TARGET VALUE OF ANNUAL PSU AWARD ($)	VALUE OF TIME-VESTED RSU AWARD ($)		TOTAL EQUITY VALUE OF AWARD(S) ($)

Ms. Boswell	3,744,891	3,589,009		7,333,900

Ms. Boratto	N/A	1,913,900	(1)	1,913,900	(1)

Ms. Rosen	998,608	957,093		1,955,701

Ms. Riley	798,916	765,646		1,564,562

Mr. Wu	723,994	693,880		1,417,874

(1)

The RSU award represents a sign-on award for Ms. Boratto, who did not receive an annual award for fiscal 2023 since she was not a Company associate at the time the annual long-term equity incentive awards were granted to the NEOs.

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Other Benefits and Perquisites

Qualified Defined Contribution Retirement Plan

Our qualified defined contribution retirement plan is available to all Company associates who meet certain age and service requirements. Associates can contribute up to the amounts allowable under Section 401 of the Code. The Company matches associates’ contributions according to a predetermined formula and, through fiscal 2023, contributed additional amounts based on a percentage of the associates’ eligible annual compensation and years of service (the “Retirement Contributions”). Associates’ contributions and Company matching contributions to the qualified plan vest immediately. Effective in fiscal 2024, the Company’s associates, including our NEOs, no longer receive Retirement Contributions under the Company’s qualified defined contribution retirement plan.

Perquisites

We provide our NEOs with certain perquisites that the HCC Committee has determined are reasonable and in the best interests of the Company and its shareholders. These perquisites include life insurance coverage, an annual executive physical and a financial planning reimbursement. None of our NEOs other than Ms. Boswell were permitted to use corporate aircraft for personal purposes during fiscal 2023.

We also provide relocation benefits, as applicable, pursuant to the Company’s policy applicable to senior executives or as may otherwise be set forth in an applicable employment agreement, including relocation benefits to Ms. Boswell during fiscal 2023. Ms. Boswell completed her relocation to the Columbus, Ohio region during fiscal 2023. According to the Company’s relocation policy, if Ms. Boswell voluntarily resigns or is terminated for cause (i) before the first anniversary of her hire date, she is obligated to reimburse the Company for 100% of the relocation benefits and (ii) before the second anniversary of her hire date, she is obligated to reimburse the Company for one-half of the relocation benefits.

As a condition of Ms. Boratto’s employment, she is required to perform a significant portion of her duties from the Company’s Columbus, Ohio headquarters and to relocate to the Columbus, Ohio region no later than June 30, 2025. To induce Ms. Boratto to join the Company and based on temporary family obligations she continues to have in her current home region, the HCC Committee approved a temporary travel and lodging stipend to Ms. Boratto in the amount of $130,000 per year (pro-rated for any partial periods and taxable to Ms. Boratto) to offset a portion of her expenses, with eligibility that commenced on July 31, 2023 and ends on the date of her permanent relocation to Columbus, Ohio, but no later than June 30, 2025. The cost to the Company of the travel and lodging stipend for fiscal 2023 is included in the “All Other Compensation” column of the 2023 Summary Compensation Table on page 54 of this proxy statement.

During fiscal 2023, we maintained corporate aircraft that were used primarily by our senior management for business travel. During fiscal 2023, the HCC Committee approved the use of corporate aircraft for personal purposes by Ms. Boswell to ensure her safety and security and promote the efficient and effective use of her time while traveling. The value associated with personal use of corporate aircraft was imputed as income to Ms. Boswell based on the Internal Revenue Service’s SIFL formula. We do not cover, reimburse or otherwise gross-up the income taxes owed for personal use of corporate aircraft. Substantially all of Ms. Boswell’s personal usage of corporate aircraft during fiscal 2023 was in connection with her relocation from her residence in Florida, allowing for efficient travel to the Company’s offices in Columbus, Ohio while she searched for and relocated to a permanent residence in the Columbus, Ohio region. The use of corporate aircraft also provides Ms. Boswell with an environment that permits her to perform confidential work while traveling for personal purposes, which would otherwise be impossible on commercial aircraft. In addition, Ms. Boswell’s spouse accompanied her on a single business trip during fiscal 2023, including use of the corporate aircraft and hotel accommodations, for which the Company incurred no incremental cost. The aggregate incremental cost to the Company of personal use of corporate aircraft is disclosed in the “All Other Compensation” column of the 2023 Summary Compensation Table on page 54 of this proxy statement.

Severance and Change in Control Agreements

Chief Executive Officer

Under Ms. Boswell’s severance agreement, in the event of a termination of her employment by the Company without “cause” or by her for “good reason” (as defined in her severance agreement and described in more detail under the heading “—Potential Payments Upon Termination or Change in Control” below), in each case other than during the three-month period prior to, and the 24-month period following, a “change in control” of the Company, she will be entitled to receive (i) continued payment of annual base salary for two years following the termination date, (ii) an amount equal to two years of COBRA premiums, (iii) the incentive compensation award for the season in which the termination date occurs, prorated based on the number of days employed during

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such season and determined based on actual performance, (iv) the incentive compensation she would have received if she had remained employed by the Company for two years following the termination date, determined based on actual performance, (v) accelerated vesting of a pro rata portion of the unvested equity awards held by her that vest solely upon the time-based vesting conditions and (vi) continued vesting of a pro rata portion of the unvested equity awards held by her that vest based on performance-based vesting conditions, which will remain subject to achievement of the existing performance metrics.

In the event such termination of employment occurs during the three-month period prior to, or during the 24-month period following, a “change in control” of the Company, then Ms. Boswell will be entitled to receive (a) the amounts described in clause (i) above (with such amounts paid in a lump sum if the termination of employment occurs on or after a change in control) and clause (ii) above, (b) a payment equal to the sum of the incentive compensation payouts that she received for the four completed seasons prior to the termination date (with the payout for any partial seasonal performance period to be annualized and the target seasonal incentive opportunity to be included if she has not been employed long enough to be eligible for four seasonal incentive payouts), (c) her incentive compensation award for the season in which the termination date occurs, prorated based on the number of days employed during such season and determined by reference to the average of the incentive compensation payouts she received for the four completed seasons prior to the termination date (with the payout for any partial seasonal performance period to be annualized and the target seasonal incentive opportunity to be included in such average if she has not been employed long enough to be eligible for four seasonal incentive payouts) and (d) accelerated vesting of any outstanding unvested equity awards held by her, with performance goals deemed to be achieved at target levels if less than one-third of the applicable performance period has lapsed, otherwise performance goals will be deemed to be achieved at maximum levels.

Other NEOs

Under the severance agreements with our NEOs (other than Ms. Boswell), upon a termination of the applicable executive’s employment by the Company without “cause” or by the executive for “good reason” (as defined in such executive’s severance agreement and described in more detail under the heading “ —Potential Payments Upon Termination or Change in Control” below), in each case other than during the three-month period prior to, and the 24-month period following, a “change in control” of the Company, the applicable executive will be entitled to receive (i) continued payment of annual base salary for two years following the termination date, (ii) an amount equal to two years of COBRA premiums, (iii) the executive’s incentive compensation award for the season in which the termination date occurs, prorated based on the number of days employed during such season and determined based on actual performance, (iv) the incentive compensation the executive would have received if the executive had remained employed by the Company for two years following the termination date, determined based on actual performance, (v) accelerated vesting of a pro rata portion of the unvested equity awards held by the executive that vest solely upon the time-based vesting conditions and (vi) continued vesting of a pro rata portion of the unvested equity awards held by the executive that vest based on performance-based vesting conditions, which will remain subject to achievement of the existing performance metrics.

In the event such termination of employment occurs during the three-month period prior to, or during the 24-month period following, a “change in control” of the Company, then the executive will be entitled to receive (a) the amounts described in clauses (i) and (ii) above, (b) a payment equal to the sum of the incentive compensation payouts that the executive received for the four completed seasons prior to the termination date, (c) the executive’s incentive compensation award for the season in which the termination date occurs, prorated based on the number of days employed during such season and determined by reference to the average of the incentive compensation payouts the executive received for the four completed seasons prior to the termination date, and (d) accelerated vesting of any outstanding unvested equity awards held by the executive (with performance goals deemed to be achieved at target levels if less than one-third of the applicable performance period has lapsed, otherwise performance goals will be deemed to be achieved at maximum levels).

None of our NEOs is entitled to a tax gross-up for any excise taxes on compensation paid in connection with a change in control under their agreements with the Company.

For additional details regarding the severance and change in control arrangements with our NEOs (including a description of estimated benefits in connection with a change in control and/or a termination of employment), as well as a description of the payments and benefits provided to Ms. Arlin in connection with her departure from the Company in 2023, see “—Potential Payments Upon Termination or Change in Control” beginning on page 59 of this proxy statement.

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Compensation Governance

Independent Compensation Consultant

As permitted by its charter, the HCC Committee retained Willis Towers Watson as its independent executive compensation consultant and has the sole authority to retain and terminate any independent executive compensation consultant.

The HCC Committee considers recommendations from our management team and determines the work to be performed by the consultant. The consultant works with management to gather data required in preparing analyses for HCC Committee review. Specifically, the services the consultant provides include:

•	Assisting in the evaluation of, and providing recommendations for, Chief Executive Officer and other NEO compensation;
•	Informing the HCC Committee of changing market practices;
•	Consulting on our executive compensation strategy and program design, including assessing compensation risk from design and practice perspectives;
•	Analyzing the competitiveness of our executive pay, including benchmarking base salaries, short-term incentive design, long-term incentive design and executive perquisites;
•	Reviewing and benchmarking the structure of our Board compensation;
•	Assisting in the selection of our peer groups; and
•	Assisting in the preparation and review of this disclosure.

In addition to the services provided at the request of the HCC Committee, management, with the knowledge of the HCC Committee, has engaged Willis Towers Watson to provide a call center tracking system for which the Company pays quarterly software usage fees (provided by a separate division of Willis Towers Watson). The HCC Committee did not participate in management’s decision to engage Willis Towers Watson for this service. For fiscal 2023, the fees for services provided by Willis Towers Watson to management were less than $120,000. The HCC Committee has determined that the provision of these limited services by Willis Towers Watson to management is not material and does not impair the independence and objectivity of advice provided to or otherwise raise any conflict of interest for the HCC Committee on executive compensation matters.

The HCC Committee reviews and approves the provision of additional services by Willis Towers Watson to the Company and evaluates the performance and independence of Willis Towers Watson, specifically considering independence factors identified by NYSE rules. This evaluation includes a review of written representations from Willis Towers Watson confirming its independence. Based on the HCC Committee’s evaluation, it believes that there are no conflicts of interest that could impair Willis Towers Watson’s ability to provide independent, objective advice to the HCC Committee regarding executive compensation matters.

Compensation Risk Assessment

On an annual basis, the HCC Committee, in consultation with its independent compensation consultant, considers the risks to our business associated with our compensation policies and practices for the purpose of determining whether any risks arising from those policies and practices are reasonably likely to have a material adverse effect on the Company. The HCC Committee determined that the Company’s compensation structure includes mitigating factors such as a mix of pay that is balanced between long- and short-term, fixed and variable payouts under the 2020 Plan and the Cash Incentive Plan (and their respective predecessor plans), robust clawback policies and robust executive stock ownership guidelines. Based on these features, we believe our executive compensation program effectively (i) ensures that our compensation program does not encourage excessive risk taking, (ii) keeps our NEOs focused on the creation of long-term, sustainable value for our shareholders and (iii) provides competitive and appropriate levels of compensation over time.

Executive Stock Ownership Guidelines

The HCC Committee encourages and mandates Company common stock ownership by our NEOs through stock ownership guidelines that promote a long-term focus on stock performance, discourage inappropriate risk-taking and further align the interests of our NEOs with those of our shareholders. Stock ownership guidelines can be met through direct ownership of common stock and indirect ownership through both grants of stock-based awards under our stock incentive plans and common stock held through Company benefit plans. PSUs that remain subject to performance-based vesting requirements and unexercised stock options do not count toward ownership under our stock ownership guidelines.

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To ensure continued alignment between our Chief Executive Officer’s interests and those of our shareholders over the long-term and to better align with market best practice, we enhanced the rigor of our Chief Executive Officer stock ownership guidelines in 2023.

ROBUST EXECUTIVE STOCK OWNERSHIP GUIDELINES
Chief Executive Officer	6 Times Base Salary
Other NEOs	3 Times Base Salary

Our NEOs are required to achieve and maintain these ownership levels within five years of becoming subject to the ownership guidelines. All of our NEOs are either in compliance with the guidelines or are on track to comply with the guidelines within the required time frame.

Tax Deductibility

Section 162(m) of the Code generally does not allow a tax deduction to public companies for compensation paid to certain executive officers that is more than $1 million during the tax year. The HCC Committee takes into consideration the tax implications of our executive compensation program, including with respect to the tax deductibility of compensation paid under Section 162(m) of the Code. In the exercise of its business judgment, and in accordance with its compensation philosophy, the HCC Committee continues to have flexibility to award compensation that is not tax deductible if it determines that such award is in our shareholders’ best interests and is necessary to comply with contractual commitments, or to maintain flexibility needed to attract talent, promote retention or recognize and reward desired performance.

Recovery of Compensation

Under the 2020 Plan (and its predecessor plan), the HCC Committee has the power and authority to recover previously awarded bonuses or equity-based compensation or profits if (i) required by applicable law with respect to a participant, (ii) a participant engaged in fraudulent conduct or activities (or had knowledge of such conduct or activities) relating to the Company or (iii) a participant should have had knowledge of such conduct or activities based on the participant’s position, duties or responsibilities.

In fiscal 2023, the HCC Committee adopted a compensation recoupment policy in connection with the NYSE’s adoption of final listing standards implementing the Commission’s clawback rule mandated by Section 954 of the Dodd-Frank Act (which we refer to as the Financial Statement Compensation Recoupment Policy). The Financial Statement Compensation Recoupment Policy requires the HCC Committee to seek a recovery (subject to specified exceptions) of certain “excess” performance-based incentive compensation paid to any current or former executive officer of the Company if the payment of that incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements.

In addition, we also maintain a supplemental compensation recoupment policy pursuant to which the HCC Committee has the ability to cancel and/or recoup certain cash and equity incentive compensation and severance compensation paid to associates who are at the level of Vice President or above (including our NEOs) in the event of a termination of employment for cause, or the HCC Committee’s discovery that grounds for cause existed at the time of such associate’s termination of employment.

Tally Sheets

To assess the reasonableness of the compensation of our NEOs, the HCC Committee annually reviews all of the components of the NEOs’ compensation, including base salary, short-term cash incentive compensation, realized and unrealized gains on stock options, PSUs and RSUs, the cost to the Company of all perquisites and potential payouts under several severance and change of control scenarios. Based on this review, the HCC Committee concluded that our NEOs’ compensation components individually and in the aggregate are reasonable, encourage retention, incent performance and are in the best interests of the Company and its shareholders.

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Report of the Human Capital & Compensation Committee

The HCC Committee is composed of seven directors who are independent, as defined under the NYSE listing standards. Additionally, each member of the HCC Committee is a “non-employee director” within the meaning of Section 16b-3 under the Exchange Act. The HCC Committee reviews the CD&A on behalf of the Board.

The HCC Committee has reviewed and discussed the CD&A with management and, based on the review and discussions, the HCC Committee recommended to the Board that the CD&A be included in the 2023 10-K and the Company’s 2024 proxy statement.

Human Capital & Compensation Committee

Michael Morris, Chair

Patricia Bellinger

Alessandro Bogliolo

Lucy Brady

Francis Hondal

Danielle Lee

Steven Voskuil

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2023 Summary Compensation Table

The following table sets forth information concerning total compensation earned by or paid to our NEOs during fiscal 2023, 2022 and 2021, as applicable.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)

Gina Boswell Chief Executive Officer	2023	1,500,000	0	7,333,900	0	2,547,900	0	312,713	11,694,513
	2022	213,462	1,500,000	3,853,024	0	1,080,964	0	261,541	6,908,991

Eva Boratto Chief Financial Officer	2023	408,654	500,000	1,913,900	0	911,880	0	81,238	3,815,672

Julie Rosen President, Retail	2023	1,000,000	600,000	1,955,701	0	1,430,400	0	30,603	5,016,704
	2022	969,231	1,400,000	3,508,347	0	1,872,000	0	40,930	7,790,508
	2021	866,153	0	1,169,319	271,987	1,804,102	0	21,018	4,132,579

Deon Riley Chief Human Resources Officer	2023	800,000	360,000	1,564,562	0	715,200	0	47,406	3,487,168
	2022	792,308	1,090,000	2,488,354	0	936,000	0	553,477	5,860,139
	2021	758,077	1,750,000	1,052,655	231,194	1,096,346	0	41,189	4,929,461

Michael Wu Chief Legal Officer and Corporate Secretary	2023	725,000	326,250	1,417,874	0	648,150	0	34,559	3,151,833
	2022	715,385	761,250	2,180,189	0	848,250	0	645,765	5,150,839

Wendy Arlin Former Chief Financial Officer	2023	415,385	360,000	0	0	822,480	0	1,676,305	3,274,170
	2022	790,385	1,088,000	2,392,464	0	1,076,400	0	43,392	5,390,641
	2021	712,884	496,000	1,858,830	0	1,143,775	20,777	56,044	4,288,310

(1)

The bonus amount paid to Ms. Boratto represents the first installment of a one-time cash sign-on bonus in connection with her hire in 2023. The second and final installment in the amount of $500,000 will be payable to Ms. Boratto in the third quarter of fiscal 2024 (i.e., within 30 days of the first anniversary of her start date with the Company). The amount of Ms. Boratto’s cash sign-on bonus is subject to repayment to the Company upon certain terminations of employment prior to the first and second anniversaries of her start date. The bonus amounts also include the third and final installment of certain cash retention bonuses under the Company’s 2022 retention program awarded to each of Mses. Arlin, Rosen and Riley and Mr. Wu during fiscal 2022 in such amounts and subject to the terms as described under the heading “Compensation-related Matters—Compensation Discussion and Analysis—Compensation for NEOs—Compensation Components—2022 Retention Program” in the Company’s 2023 proxy statement as filed with the Commission on April 18, 2023.

(2)

Stock and option awards were granted to each NEO under the 2020 Plan. Awards are long-term compensation and generally vest over two to three years and are not realizable on an annual basis. See discussion under the heading “—Compensation Discussion and Analysis—Compensation for NEOs—Compensation Components—Long-term Equity Incentive Compensation” for additional details.

The value of stock and option awards reflects the aggregate grant date fair value computed in accordance with ASC Topic 718 Compensation—Stock Compensation, for each award. Stock options, which are no longer part of the Company’s compensation program, were valued using the Black-Scholes option pricing model. The grant date fair values of the PSUs granted to the NEOs during fiscal 2023 were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Subtopic 718-10, excluding the effect of estimated forfeitures. The grant date value of the PSUs granted to the NEOs in fiscal 2023 assuming the maximum level of performance conditions will be achieved is $7,489,782 for Ms. Boswell, $1,997,216 for Ms. Rosen, $1,597,832 for Ms. Riley and $1,447,988 for Mr. Wu. Mses. Arlin and Boratto were not granted any PSUs during fiscal 2023.

See Note 15 to the Company’s financial statements filed in the 2023 10-K for the related assumptions for stock awards granted during fiscal 2023 and for a discussion of our assumptions in determining the aggregate grant date fair value of these awards.

(3)

Represents the aggregate of the non-equity performance-based incentive compensation for the applicable Spring and Fall seasons. Incentive compensation targets are set based on a percentage of base salary and are paid seasonally based on the achievement of adjusted operating income results. See the discussion under the heading “—Compensation Discussion and Analysis—Compensation for NEOs—Short-term Performance-based Incentive Compensation” for additional details. Ms. Arlin received the Fall 2023 incentive compensation payment pursuant to her existing separation agreement in connection with her termination of employment. For additional details regarding Ms. Arlin’s separation agreement, see “—Compensation Discussion and Analysis—Compensation for NEOs—Severance and Change in Control Agreements—Other NEOs” on page 50 of this proxy statement and “—Potential Payments Upon Termination or Change in Control—Ms. Arlin’s Separation Agreement” on page 60 of this proxy statement.

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(4)

The Company does not sponsor a defined benefit retirement plan (tax-qualified or non-qualified). The Company’s non-qualified deferred compensation plan was terminated in fiscal 2020, and Ms. Arlin’s balance was distributed in July of 2021.

(5)	The following table and related footnotes detail all other compensation paid to each NEO during fiscal 2023:

	INCREMENTAL COMPANY COST TO PROVIDE SUPPLEMENTAL LIFE INSURANCE COVERAGE ($)	COMPANY CONTRIBUTIONS TO THE EXECUTIVES’ QUALIFIED RETIREMENT PLAN ACCOUNT ($)	FINANCIAL PLANNING BENEFIT ($)	EXECUTIVE PHYSICAL ($)	PERSONAL USE OF COMPANY AIRCRAFT ($)(a)	COMMUTING EXPENSE STIPEND ($)(b)	RELOCATION ($)(c)	SEVERANCE PAY ($)(d)	TOTAL ($)

Ms. Boswell	420	5,769	0	4,547	263,345	0	38,632	0	312,713

Ms. Boratto	238	0	14,000	0	0	67,000	0	0	81,238

Ms. Rosen	840	28,963	0	800	0	0	0	0	30,603

Ms. Riley	672	28,809	14,000	3,925	0	0	0	0	47,406

Mr. Wu	609	28,752	5,198	0	0	0	0	0	34,559

Ms. Arlin	392	30,730	0	0	0	0	0	1,645,183	1,676,305

(a)

The amount reflects the aggregate incremental cost to the Company of Ms. Boswell’s personal use of the Company’s aircraft. During fiscal 2023, the HCC Committee approved Ms. Boswell’s use of corporate aircraft for personal purposes to ensure her safety and security and promote the efficient and effective use of her time while traveling. The value associated with personal use of corporate aircraft was imputed as income to Ms. Boswell based on the Internal Revenue Service’s SIFL formula. The Company does not cover, reimburse or otherwise gross-up the income taxes owed for personal use of corporate aircraft. Substantially all of Ms. Boswell’s personal usage of corporate aircraft during fiscal 2023 was in connection with her relocation from her residence in Florida, allowing for efficient travel to the Company’s offices in Columbus, Ohio while she searched for and relocated to a permanent residence in the Columbus, Ohio region. The use of corporate aircraft also provides Ms. Boswell with an environment that permits her to perform confidential work while traveling for personal purposes, which would otherwise be impossible on commercial aircraft. In addition, Ms. Boswell’s spouse accompanied her on a single business trip during fiscal 2023, including use of the corporate aircraft and hotel accommodations, for which the Company incurred no incremental costs. The Company calculates the aggregate incremental cost to the Company based on an hourly charge for use of Company aircraft that includes variable charges such as fuel, salaries of flight personnel, landing and parking fees and variable maintenance as well as certain fixed fees associated with operating the Company’s aircraft.

(b)

In connection with trips to and from the Company’s headquarters in Columbus, Ohio during her service as Chief Financial Officer of the Company prior to Ms. Boratto’s relocation to Columbus, Ohio on or prior to June 30, 2025, pursuant to the terms of her offer letter, Ms. Boratto is provided an annual stipend in the amount of $130,000 (pro-rated to $67,000 for fiscal 2023) to offset travel and lodging expenses. See “—Compensation Discussion and Analysis—Compensation for NEOs—Compensation Components—Other Benefits and Perquisites—Perquisites” for additional information.

(c)

As part of Ms. Boswell’s relocation package to Columbus, Ohio, Ms. Boswell received $19,821 of relocation assistance with an additional $18,811 of related tax assistance in connection therewith. Ms. Boswell completed her relocation to the Columbus, Ohio region during fiscal 2023. According to the Company’s policy, if Ms. Boswell voluntarily resigns or is terminated for cause (i) before the first anniversary of her hire date, she is obligated to reimburse the Company for 100% of the relocation benefits and (ii) before the second anniversary of her hire date, she is obligated to reimburse the Company for one-half of the relocation benefits.

(d)

Represents payments to Ms. Arlin pursuant to her separation agreement in connection with her termination of employment, which were made in accordance with her existing agreements with the Company. For additional details regarding Ms. Arlin’s separation agreement, see “—Compensation Discussion and Analysis—Compensation for NEOs—Severance and Change in Control Agreements—Other NEOs” on page 50 of this proxy statement and “—Potential Payments Upon Termination or Change in Control—Ms. Arlin’s Separation Agreement” on page 60 of this proxy statement.

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Grants of Plan-based Awards for Fiscal 2023

The following table provides information relating to plan-based awards and opportunities granted to the NEOs during fiscal 2023.

NAME	GRANT DATE	APPROVAL DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)						ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(3) (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS (4) ($)
			THRESHOLD ($)		TARGET ($)		MAXIMUM ($)		THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Ms. Boswell	5/19/2023	5/10/2023							50,634	101,268	202,536				3,744,891

	5/19/2023	5/10/2023										101,270			3,589,009

			570,000		2,850,000		5,700,000

Ms. Boratto	8/1/2023	7/14/2023										54,496			1,913,900

			122,400	(5)	612,000	(5)	1,224,000	(5)

Ms. Rosen	5/19/2023	5/10/2023							13,502	27,004	54,008				998,608

	5/19/2023	5/10/2023										27,006			957,093

			320,000		1,600,000		3,200,000

Ms. Riley	5/19/2023	5/10/2023							10,802	21,604	43,208				798,916

	5/19/2023	5/10/2023										21,604			765,646

			160,000		800,000		1,600,000

Mr. Wu	5/19/2023	5/10/2023							9,789	19,578	39,156				723,994

	5/19/2023	5/10/2023										19,579			693,880

			145,000		725,000		1,450,000

Ms. Arlin (6)			184,000		920,000		1,840,000

(1)

Non-Equity Incentive Plan Awards represent the aggregate threshold, target and maximum opportunities under the predecessor to the Cash Incentive Plan for the fiscal 2023 Spring and Fall seasons. The actual amounts earned for fiscal 2023 under this plan are disclosed in the 2023 Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

(2)

Equity Incentive Plan Awards are PSUs granted pursuant to the 2020 Plan. Grant dates are the dates the awards were approved (or otherwise deemed effective) by the HCC Committee. The awards vest on the third anniversary of the grant date, subject to continued employment through the vesting date, with the number of shares to be awarded determined based on the Company’s achievement of (i) cumulative operating income as a percentage of cumulative sales over the three-year performance period and (ii) relative TSR over the three-year performance period as compared to the companies listed in the S&P 500 Consumer Discretionary Distribution & Retail Index as of the date of grant, in each case as further described under the heading “—Compensation Discussion and Analysis—Compensation for NEOs—Compensation Components—Long-term Equity Incentive Compensation.”

(3)

All Other Stock Awards are RSUs granted pursuant to the 2020 Plan. Grant dates are the dates the awards were approved (or otherwise deemed effective) by the HCC Committee. The awards vest 30% on each of the first and second anniversaries of the grant date, and 40% on the third anniversary of the grant date, subject to continued employment through each such date.

(4)

The value of stock awards reflects the grant date fair value under ASC Topic 718 Compensation—Stock Compensation for each award. The grant date fair values of the PSUs granted to the NEOs during fiscal 2023 were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Subtopic 718-10, excluding the effect of estimated forfeitures. See Note 15 to the Company’s financial statements included in the 2023 10-K for the related assumptions for stock awards granted during fiscal 2023 and for a discussion of the Company’s assumptions in determining the aggregate grant date fair value of these awards.

(5)

Ms. Boratto commenced employment with the Company on July 31, 2023, and was therefore ineligible for the fiscal 2023 Spring season incentive program. Amounts reflect the “Threshold,” “Target” and “Maximum” payouts for the fiscal 2023 Fall season short-term incentive compensation program.

(6)	In light of Ms. Arlin’s announced departure in July 2023, she did not receive any long-term equity incentive compensation awards in fiscal 2023.

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Outstanding Equity Awards at Fiscal Year-end 2023

The following table provides information relating to outstanding equity awards granted to the NEOs as of the fiscal year ended February 3, 2024. Pursuant to the terms of the Employee Matters Agreement, dated as of August 2, 2021, by and between the Company and Victoria’s Secret & Co., each applicable stock option, RSU and PSU held by our associates (including the applicable NEOs) as of such date was equitably adjusted upon the occurrence of the separation of the Company and Victoria’s Secret & Co. The amounts included in the table below for our applicable NEOs reflect these equitable adjustments. The market value of the stock awards assumes a stock price of $43.45, the closing price of the Company’s common stock on February 2, 2024 (the last trading day during fiscal 2023).

		OPTION AWARDS						STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS # EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS # UNEXERCISABLE		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

Ms. Boswell								12/1/2022	64,710	(2)	2,811,650

								5/19/2023	101,270	(3)	4,400,182	101,268	(4)	4,400,095

Ms. Boratto								8/1/2023	54,496	(5)	2,367,851

Ms. Rosen	3/16/2021	6,169	6,165	(1)	0	48.64	3/16/2031	3/16/2021	3,084	(6)	134,000	15,419	(7)	669,934

								8/18/2021	2,692	(8)	116,967

								3/9/2022	11,009	(9)	478,341	15,727	(10)	683,338

								5/13/2022				41,867	(11)	1,819,121

								5/19/2023	27,006	(3)	1,173,411	27,004	(4)	1,173,324

Ms. Riley	3/16/2021	5,243	5,241	(1)	0	48.64	3/16/2031	3/16/2021	2,621	(6)	113,882	13,107	(7)	569,499

								8/18/2021	2,692	(8)	116,967

								3/9/2022	9,541	(9)	414,556	13,630	(10)	592,224

								5/13/2022				25,120	(11)	1,091,464

								5/19/2023	21,604	(3)	938,694	21,604	(4)	938,694

Mr. Wu								5/19/2021	5,523	(12)	239,974

								8/18/2021	1,010	(8)	43,885

								3/9/2022	8,073	(9)	350,772	11,533	(10)	501,109

								5/13/2022				22,765	(11)	989,139

								5/19/2023	19,579	(3)	850,708	19,578	(4)	850,664

Ms. Arlin	3/31/2014	2,854	0		0	43.75	3/31/2024

	5/7/2014	568	0		0	41.15	5/7/2024

	4/2/2015	3,055	0		0	73.58	7/31/2024

	3/31/2016	5,292	0		0	70.87	7/31/2024	3/9/2022				5,592	(10)	242,972

	3/31/2017	6,905	0		0	38.01	7/31/2024	5/13/2022				25,120	(11)	1,091,464

(1)	Options vested 100% on March 16, 2024.

(2)	Shares vest 43% on December 1, 2024 and 57% on December 1, 2025.

(3)	30% of the shares vest on May 19, 2024, 30% of the shares vest on May 19, 2025, and the remaining 40% of the shares vest on May 19, 2026.

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(4)	Subject to achievement of performance conditions assumed at target, 100% of these shares vest on May 19, 2026.

(5)	Shares vest 30% on August 1, 2024, 30% on August 1, 2025, and 40% on August 1, 2026.

(6)	Shares vested 100% on March 16, 2024.

(7)	Subject to achievement of performance conditions assumed at maximum, 100% of these shares vested on March 16, 2024.

(8)	Shares vest 100% on August 18, 2024.

(9)	Shares vested 43% on March 9, 2024, and the remaining 57% vest on March 9, 2025.

(10)	Subject to achievement of performance conditions assumed at target, 100% of these shares vest on March 9, 2025.

(11)	Subject to achievement of performance conditions assumed at target, 100% of these shares vested on May 13, 2024.

(12)	Shares vest 100% on May 19, 2024.

Option Exercises and Stock Vested Information for Fiscal 2023

The following table provides information relating to option awards exercised and RSU awards vested during fiscal 2023.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)

Ms. Boswell	0	0	27,733	939,871

Ms. Boratto	0	0	0	0

Ms. Rosen	0	0	43,223	1,471,006

Ms. Riley	0	0	8,728	321,470

Mr. Wu	0	0	8,358	312,467

Ms. Arlin	15,589	159,657	25,693	1,007,999

(1)	Option Award Value Realized is calculated based on the difference between the sale price and the option exercise price.

(2)	Stock Award Value Realized is calculated based on the closing stock price on the date the RSUs vested.

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Potential Payments Upon Termination or Change in Control

We have entered into certain agreements with our current NEOs that will require us to provide compensation in the event of certain terminations of employment, including a termination following a change in control of our Company.

The following tables set forth the expected benefits to be received by each of our current NEOs in the event of termination resulting from various scenarios, assuming a termination date of February 3, 2024, and a stock price of $43.45, the closing price of the Company’s common stock on February 2, 2024 (the last trading day during fiscal 2023). Each scenario relates to the single termination event described, and amounts are not cumulative in situations where multiple scenarios may apply. Assumptions and explanations of the numbers set forth in the tables below are set forth in additional text following the tables.

	INVOLUNTARY WITHOUT CAUSE / VOLUNTARY WITH GOOD REASON ($)	INVOLUNTARY WITHOUT CAUSE FOLLOWING CHANGE IN CONTROL ($)	DEATH ($)(5)	DISABILITY ($)	VOLUNTARY OR RETIREMENT ($)
Ms. Boswell

Base Salary(1)	3,000,000	3,000,000	—	—	—

Short-term Incentive Compensation(2)	5,700,000	7,022,400	—	—	—

Value of Vested Stock(3)	2,312,626	11,611,926	11,611,926	11,611,926	—

Benefits and Perquisites(4)	49,497	49,497	2,000,000	300,000	—

Total	11,062,123	21,683,823	13,611,926	11,911,926	—
Ms. Boratto

Base Salary(1)	1,700,000	1,700,000	—	—	—

Short-term Incentive Compensation(2)	2,040,000	911,880	—	—	—

Value of Vested Stock(3)	394,656	2,367,851	2,367,851	2,367,851	—

Benefits and Perquisites(4)	49,497	49,497	1,700,000	300,000	—

Total	4,184,153	5,029,228	4,067,851	2,667,851	—
Ms. Rosen

Base Salary(1)	2,000,000	2,000,000	—	—	—

Short-term Incentive Compensation(2)	3,200,000	3,302,400	—	—	—

Value of Vested Stock(3)	3,571,851	6,025,125	6,025,125	6,025,125	—

Benefits and Perquisites(4)	50,221	50,221	2,000,000	300,000	—

Total	8,822,072	11,377,746	8,025,125	6,325,125	—
Ms. Riley

Base Salary(1)	1,600,000	1,600,000	—	—	—

Short-term Incentive Compensation(2)	1,600,000	1,651,200	—	—	—

Value of Vested Stock(3)	2,574,760	4,586,148	4,586,148	4,586,148	—

Benefits and Perquisites(4)	50,221	50,221	1,600,000	300,000	—

Total	5,824,981	7,887,569	6,186,148	4,886,148	—
Mr. Wu

Base Salary(1)	1,450,000	1,450,000	—	—	—

Short-term Incentive Compensation(2)	1,450,000	1,496,400	—	—	—

Value of Vested Stock(3)	2,025,248	3,826,250	3,826,250	3,826,250	—

Benefits and Perquisites(4)	—	—	1,450,000	300,000	—

Total	4,925,248	6,772,650	5,276,250	4,126,250	—

(1)

In the event of a termination of the NEO’s employment by the Company other than for “Cause” or by the NEO for “Good Reason,” other than during the three-month period prior to or the 24-month period following a “Change in Control,” the NEO will receive continued payment of base salary for 24 months following the termination date in accordance with the Company’s normal payroll practices. If such termination

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occurs within the three-month period prior to or the 24-month period following a Change in Control, the NEO will receive a lump sum payment equal to two times his or her annual base salary. The foregoing payments are subject to such NEO’s execution and non-revocation of a release of claims.

(2)

In the event of a termination of the NEO’s employment by the Company other than for “Cause” or by the NEO for “Good Reason,” other than during the three-month period prior to or the 24-month period following a “Change in Control,” the NEO will receive bonus payments based on the bonus amounts the NEO would have received under the Cash Incentive Plan (and its predecessor plan) had the NEO remained employed by the Company for four seasons following the NEO’s termination date plus a pro rata amount for the season in which the termination occurs. For purposes of these tables, future bonus amounts are assumed at target levels.

If such termination occurs within the three-month period prior to or the 24-month period following a Change in Control, the NEOs (other than Ms. Boswell) will receive a lump sum amount equal to the sum of the last four seasonal bonus payments received under the Cash Incentive Plan (and its predecessor plan), plus a pro rata amount for the season in which the termination occurs (based on an average of the prior four payments received). Ms. Boswell, pursuant to the terms of her severance arrangement with the Company, will receive a lump sum amount equal to the sum of the last four seasonal bonus payments received under the Cash Incentive Plan (and its predecessor plan) (with the payout of any partial seasonal performance period to be annualized and the target seasonal incentive opportunity to be included if she has not been employed long enough for four seasonal bonus payments), plus a pro rata amount for the season in which the termination occurs (based on an average of the prior four payments received, with the payout for any partial seasonal performance period to be annualized and the target seasonal incentive opportunity to be included in such average if she has not been employed long enough to be eligible for four seasonal bonus payments).

(3)

Reflects the value of the “double-trigger” acceleration of unvested stock options, RSUs and PSUs in the event of a termination of the NEO’s employment by the Company without “Cause” or by the NEO for “Good Reason” within three months prior to or 24 months following a “Change in Control” or due to the NEO’s death or “Disability.” In the event of a termination of the NEO’s employment by the Company without “Cause” or by the NEO for “Good Reason” absent a “Change in Control,” unvested stock options, RSUs and PSUs will accelerate on a pro-rated basis. For purposes of these tables, PSUs are assumed achieved at target levels.

(4)

Reflects estimates for benefits and perquisites payable to the NEOs upon a termination of employment, which includes an amount equal to two years of COBRA premiums (based on the premium rate in effect as of February 3, 2024) under the involuntary termination without “Cause,” voluntary resignation for “Good Reason” and involuntary termination following a “Change in Control” scenarios. Under the death and disability scenarios, the applicable amounts include proceeds from life insurance policies, as applicable, and the value of unvested retirement plan balances that would become vested, as applicable. Under the disability scenario, the applicable amounts include the maximum long-term disability payments for one year.

(5)

Generally, in the event of a NEO’s death, subject to achievement of any underlying performance conditions, any time-vesting conditions are deemed satisfied. PSUs awarded to our NEOs are subject to continued vesting based on performance.

The HCC Committee retains discretion to provide, and in the past has provided, additional benefits to NEOs upon termination or resignation if it determines the circumstances so warrant.

Ms. Arlin’s Separation Agreement

In connection with Ms. Arlin’s termination of employment without cause in July 2023, we entered into a separation agreement with Ms. Arlin which provided for certain payments and benefits in accordance with the terms of Ms. Arlin’s existing entitlements under her executive severance agreement (the terms of which are described in more detail under the heading “—Compensation Discussion and Analysis—Compensation for NEOs—Severance and Change in Control Agreements—Other NEOs” on page 50 of this proxy statement) and her executive retention agreement (the terms of which are described in more detail under the heading “Compensation-related Matters—Compensation Discussion and Analysis—Compensation for NEOs—Compensation Components—2022 Retention Program” in the Company’s 2023 proxy statement as filed with the Commission on April 18, 2023). The payments and benefits are as follows: (i) continued payment of her annual base salary for two years following her termination date ($1,600,000), (ii) an amount equal to two years of COBRA premiums ($45,183), (iii) the incentive compensation she would have received if she had remained employed by the Company for two years following her termination date (i.e., through the Spring 2025 season), determined based on actual performance (for the Fall 2023 season, $822,480), (iv) accelerated vesting of a pro rata portion of her unvested equity awards that vest solely upon the time-based vesting conditions, (v) continued vesting of a pro rata portion of her unvested annual 2022 PSU award, which will remain subject to achievement of the existing performance metrics, and (vi) continued vesting of the full amount of her unvested 2022 retention PSU award, which will remain subject to achievement of the existing performance metrics.

Payments of such benefits were conditioned on Ms. Arlin remaining employed in good standing through her ultimate separation date to ensure a seamless transition and her execution and non-revocation of a release of claims.

Confidentiality, Non-competition and Non-solicitation Agreements

As a condition to each NEO’s entitlement to receive certain severance payments and equity vesting acceleration upon certain termination scenarios, the NEO is required to execute a release of claims against the Company and shall be bound by the terms of

60  Bath & Body Works, Inc. | 2024 Proxy Statement

certain restrictive covenants, including non-competition and non-solicitation agreements that prohibit the NEO from soliciting or diverting any current or potential associate, customer or supplier or competing with any of the Company’s businesses in which he or she has been employed for a period of one year from the date of termination.

Termination Provisions—Definitions of Cause and Good Reason

The agreements for the NEOs contain customary definitions of cause and good reason. “Cause” generally means that (i) the applicable NEO was grossly negligent in the performance of his or her duties with the Company (in each case, other than a failure resulting from his or her incapacity due to physical or mental illness); (ii) the NEO has pled “guilty” or “no contest” to or has been convicted of an act which is defined as a felony under federal or state law; (iii) the NEO engaged in misconduct in bad faith which could reasonably be expected to materially harm the Company’s business or its reputation; or (iv) the NEO committed or engaged in sexual harassment (including creation of a hostile work environment), gender discrimination and retaliation related to the foregoing or a violation of any policy of the Company relating to sexual harassment (including creation of a hostile work environment), gender discrimination and retaliation related to the foregoing.

Each NEO has the right to resign for “Good Reason” in case of certain events. “Good Reason” generally means (i) for Ms. Boswell, the failure to continue as Chief Executive Officer of the Company (or, in the event of a change in control, the resulting ultimate parent company) and, for Mses. Boratto, Riley and Rosen and Mr. Wu, a material diminution in such NEO’s position as of the date set forth in the severance agreement; (ii) the assignment to the NEO of any duties materially inconsistent with, and that constitute a material adverse change to, his or her duties, authority, responsibilities or reporting requirements or structure, including, for Mses. Boratto, Riley and Rosen and Mr. Wu, ceasing being a direct report of the Company’s Chief Executive Officer; (iii) the NEO’s mandatory relocation to an office location more than 50 miles from the NEO’s principal office location in the Columbus, Ohio area; (iv) the failure by the Company to obtain the assumption in writing of its obligation to perform the agreement by a successor; (v) for Ms. Boswell only, a reduction in her annual base salary, target annual bonus opportunity or target annual equity award opportunity (other than any across the board reduction in annual base salary not to exceed 15% of the annual base salary (and corresponding decrease in target annual bonus opportunity) that applies uniformly to Ms. Boswell and similarly situated executives of the Company); (vi) for Ms. Boswell only, the Company’s failure to renominate Ms. Boswell to the Board upon the expiration of her term of service as a member of the Board occurring during her employment; or (vii) for Ms. Boswell only, any other material breach by the Company of any material agreement between her and the Company.

Payments Upon a Termination in Connection with a Change in Control

A “Change in Control” of the Company will generally be deemed to have occurred upon the first to occur of any of the following events:

(a)	any person, together with all affiliates, becomes a beneficial owner of securities representing 33% or more of the combined voting power of the voting stock then outstanding;
(b)

during any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board (and any new director, whose election by the Board or nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority of directors then constituting the Board;

(c)

a reorganization, merger or consolidation of the Company is consummated, unless more than 50% of the outstanding shares of the Company’s common stock resulting from such reorganization, merger or consolidation are beneficially owned by individuals and entities who beneficially owned the Company’s voting stock outstanding just prior to such reorganization, merger or consolidation; or

(d)	the consummation of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Participants in the 2020 Plan receive accelerated vesting of equity awards upon a Change in Control in the event of the participant’s termination of employment (other than for Cause) within 24 months of the Change in Control (“double trigger” vesting).

No Tax Gross-up

In the event of a Change in Control, none of our NEOs are entitled to reimbursement or gross-up for any excise taxes that may be imposed under Section 280G of the Code.

2024 Proxy Statement | Bath & Body Works, Inc.  61

2023 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for fiscal 2023:

•	the median of the annual total compensation of all our associates (except our Chief Executive Officer) was $9,834;
•	the annual total compensation of our Chief Executive Officer was $11,694,513; and
•	the ratio of these two amounts is 1,189 to 1.

We believe that this ratio is calculated in a manner consistent with the requirements of the Pay Ratio Rule.

Methodology for Identifying Our “Median Associate”

Identifying and Adjusting Our Associate Population

To identify the median of the annual total compensation of all of our associates (other than our Chief Executive Officer), we identified our total associate population as of February 3, 2024, the last day of our fiscal year. Our associate population consisted of full-time, part-time, seasonal and temporary associates globally.

Determining Our Median Associate

To identify our median associate, we calculated the cash compensation paid during the fiscal year for the associate population, annualizing the cash compensation of any permanent associate who joined the Company during the fiscal year. We identified the median compensation amount using this compensation measure which was consistently applied to all our associates in the calculation. We then selected a reasonably representative associate with total compensation equal to the median compensation amount as our “median associate.”

Using the methodologies described above, we determined that our median associate was a part-time, hourly associate.

Determination of Annual Total Compensation of Our Median Associate and Our Chief Executive Officer

Once we identified our median associate, we then calculated such associate’s annual total compensation for fiscal 2023 using the same methodology we used for purposes of determining the annual compensation of our NEOs for fiscal 2023. The total compensation of the median associate was $9,834.

Our Chief Executive Officer’s annual total compensation for 2023 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2023 Summary Compensation Table.

The Commission’s rules for identifying the median associate and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Our median associate worked approximately 11 hours per week during fiscal 2023. If the total compensation per hour earned by the median associate was extrapolated to full-time employment, the median associate’s annual total compensation would be approximately $34,500 and the ratio would be 339 to 1.

62  Bath & Body Works, Inc. | 2024 Proxy Statement

2023 Pay Versus Performance Disclosure

The following table sets forth the compensation for our Principal Executive Officers (“PEO”) and the average compensation for our other non-PEO
NEOs, both as reported in the 2023 Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” (as defined under Commission rules) to such individuals for each of fiscal 2023, 2022, 2021 and 2020. The table also provides information on our cumulative TSR, the cumulative TSR of our peer group, our net income and our adjusted operating income over such years in accordance with Commission rules.

	BOSWELL (1)		NASH (1)		MESLOW (1)		WEXNER (1)
YEAR	SUMMARY COMPENSATION TABLE “SCT” TOTAL FOR PEO ($)	COMPENSATION ACTUALLY PAID TO PEO ($) (2)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)	COMPENSATION ACTUALLY PAID TO PEO ($) (2)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)	COMPENSATION ACTUALLY PAID TO PEO ($) (2)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)	COMPENSATION ACTUALLY PAID TO PEO ($) (2)

2023	11,694,513	12,796,859	N/A	N/A	N/A	N/A	N/A	N/A

2022	6,908,991	7,029,815	22,795,013	21,646,899	9,467,439	(115,380,126)	N/A	N/A

2021	N/A	N/A	N/A	N/A	17,668,627	90,562,269	N/A	N/A

2020	N/A	N/A	N/A	N/A	18,494,939	56,713,648	1,554,209	(1,902,884)

	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($) (2)(3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS ($) (2)(3)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR			TOTAL SHAREHOLDER RETURN ($) (4)	PEER GROUP TOTAL SHAREHOLDER RETURN ($) (4)	NET INCOME ($M)	ADJUSTED OPERATING INCOME ($M) (5)

2023	3,749,110	2,984,218	246.71	174.14	878	1,285

2022	6,048,032	5,371,173	248.05	123.99	800	1,376

2021	5,340,605	6,947,481	297.58	149.72	1,333	2,019

2020	3,550,502	3,936,298	178.17	141.39	844	1,634

(1)
The Company’s PEOs include the following: (i) for fiscal 2023,
Gina Boswell
; (ii) for fiscal 2022,
Gina Boswell
,
Sarah Nash
and
Andrew Meslow
; (iii) for fiscal 2021,
Andrew Meslow
; and (iv) for fiscal 2020,
Andrew Meslow
and
Leslie Wexner
.

2024 Proxy Statement
| Bath & Body Works, Inc.

(2)
The “compensation actually paid” (“CAP”) for the PEOs and average CAP for the Company’s non-PEO
NEOs in each of fiscal 2023, 2022, 2021 and 2020 reflect such individuals’ “Total Compensation” for the applicable year (as reported in the Summary Compensation Table for such year), as reflected in the table above, adjusted as set forth in the table below in accordance with Commission rules. The dollar amounts of CAP reflected in the table above do not reflect the actual amount of compensation earned by or paid to the PEOs or our other NEOs during the applicable fiscal year, but rather reflect each NEO’s CAP for such year determined pursuant to Commission rules. For information regarding the compensation decisions made by the HCC Committee in regard to the Company’s PEO and other NEOs for fiscal 2023, see “—Compensation Discussion and Analysis” above.

	TOTAL FROM SUMMARY COMPENSATION TABLE (“SCT”) ($)	SUBTRACT FAIR VALUE (“FV”) OF AWARDS GRANTED IN YEAR FROM SCT(a) ($)	ADD FV OF EQUITY AWARDS GRANTED DURING THE COVERED FISCAL YEAR REMAINING OUTSTANDING AND UNVESTED AT THE END OF THE COVERED FISCAL YEAR(a) ($)	ADD FV OF EQUITY AWARDS GRANTED DURING THE COVERED FISCAL YEAR AND VESTED DURING THE COVERED FISCAL YEAR(a) ($)	CHANGE IN FV OF ALL THE EQUITY AWARDS GRANTED DURING ANY PRIOR FISCAL YEAR AND VESTED DURING THE FISCAL YEAR(a) ($)	CHANGE IN FV OF EQUITY AWARDS GRANTED DURING ANY PRIOR FISCAL YEAR THAT FAIL TO MEET THE APPLICABLE VESTING CONDITIONS DURING THE COVERED FISCAL YEAR(a) ($)	CHANGE IN FV OF EQUITY AWARDS GRANTED DURING ANY PRIOR FISCAL YEAR REMAINING OUTSTANDING AND UNVESTED AS OF THE END OF THE COVERED FISCAL YEAR(a) ($)	COMPENSATION ACTUALLY PAID ($)

Fiscal 2023:

Ms. Boswell	11,694,513	7,333,900	8,738,905	0	(276,498)	0	(26,161)	12,796,859

Non-PEO NEO Average	3,749,110	1,370,407	1,636,606	0	(152,427)	(253,153)	(625,511)	2,984,218

Fiscal 2022:

Ms. Boswell	6,908,991	3,853,024	3,973,847	0	0	0	0	7,029,815

Ms. Nash	22,795,013	17,412,228	16,342,298	0	(43,538)	0	(34,646)	21,646,899

Mr. Meslow	9,467,439	0	0	0	(451,632)	(124,395,933)	0	(115,380,126)

Non-PEO NEO Average	6,048,032	2,642,339	2,409,483	0	(141,718)	0	(302,285)	5,371,173

Fiscal 2021:

Mr. Meslow	17,668,627	7,348,518	6,102,879	0	1,405,205	0	72,734,076	90,562,269

Non-PEO NEO Average	5,340,605	1,126,764	1,023,384	0	735,793	(480,289)	1,454,751	6,947,481

Fiscal 2020:

Mr. Meslow	18,494,939	12,330,555	47,762,216	0	(287,960)	0	3,075,007	56,713,648

Mr. Wexner	1,554,209	0	0	0	(1,416,835)	(3,181,827)	1,141,568	(1,902,884)

Non-PEO NEO Average	3,550,502	266,664	318,622	0	(218,354)	(760,169)	1,312,361	3,936,298

(a)	Represents the fair value of equity awards calculated in accordance with ASC Topic 718 Compensation—Stock Compensation.

Stock options are valued on the applicable measurement date using the Black-Scholes option pricing model. Valuation assumptions are based on an expected term calculated as the product of (i) the original expected term, multiplied by (ii) the ratio of remaining and original terms. Dividend yield is calculated based on the projected dividend at the time of measurement over the expected term. Volatility is calculated based on historical volatility at the time of measurement for the same time period as the expected term. The risk-free interest rate is based on U.S. treasury rates on the measurement date for a time period that most closely aligns with the expected term.

RSUs and PSUs are valued based on the fair market value of a share of the Company’s common stock on the measurement date, adjusted for anticipated dividend yields. PSU value is determined based on the probable outcome of the performance conditions as of the applicable measurement date.

(3)
The average compensation for the non-PEO NEOs reflects the compensation for the following individuals: (i) for fiscal 2023, Wendy Arlin, Eva Boratto, Julie Rosen, Deon Riley and Michael Wu; (ii) for fiscal 2022, Wendy Arlin, Julie Rosen, Deon Riley and Michael Wu; (ii) for fiscal 2021, Wendy Arlin, James Bersani, Julie Rosen, Deon Riley and Stuart Burgdoerfer; and (iii) for fiscal 2020, Stuart Burgdoerfer, James Bersani, Julie Rosen, Deon Riley, Charles McGuigan and Shelley Milano.

(4)
TSR is cumulative for the measurement periods beginning on February 2, 2020 and ending on the last day of each of fiscal 2023, 2022, 2021 and 2020, calculated in accordance with Item 201(e) of Regulation
S-K,
including reinvestment of dividends. The Company’s stock prices prior to August 3, 2021 have been adjusted to give effect to the spin-off
of Victoria’s Secret & Co.
Peer group TSR for purposes of this table is calculated based on the S&P 500 Consumer Discretionary Distribution & Retail Index.

(5)
Adjusted operating income is a
non-GAAP
financial measure that reflects the Company’s operating income excluding certain special items. Attached as Appendix A are reconciliations of the Company’s fiscal 2023, 2022, 2021 and 2020 adjusted operating income to the Company’s fiscal 2023, 2022, 2021 and 2020 GAAP operating income, as well as other important disclosures regarding non-GAAP
financial measures. For fiscal 2023 and 2022, we did not make any adjustments to operating income; therefore, for fiscal 2023 and 2022, adjusted operating income is equal to our GAAP operating income for fiscal 2023 and 2022, respectively.

Bath & Body Works, Inc. |
 2024 Proxy Statement

Most Important Performance Measures for Fiscal 2023
The following table sets forth a list of the performance measures that we view as the “most important” measures for linking our PEO and other NEO pay to performance for fiscal 2023. While these financial measures are considered the most important measures, additional financial and other measures were also considered to align pay and performance as further described under the heading “—Compensation Discussion and Analysis” above.

PERFORMANCE MEASURE

Adjusted operating income

Relative total shareholder return

Cumulative operating income as a percentage of cumulative sales (“operating income margin”)
From the above list of performance measures, we view adjusted operating income as our most important financial performance measure used to link compensation actually paid to our PEOs and other NEOs to Company performance for fiscal 2023. Adjusted operating income is a key component of the Company’s short-term performance-based incentive compensation program and is a performance measure over which our NEOs can have significant impact. In addition, adjusted operating income is directly linked to the Company’s long-term strategic growth plan and performance that drive shareholder value and is highly correlated with fluctuations in our stock price.
As for the other performance measures listed in the table above, operating income margin and relative TSR are equally weighted metrics in our long-term performance-based incentive compensation program for fiscal 2023, which was a key component of our NEOs’ pay in 2023.
For additional information regarding how the above listed performance measures were utilized as part of our executive compensation program in fiscal 2023, see “—Compensation Discussion and Analysis” above.
Relationship Between CAP and Performance
The following charts illustrate the relationship of CAP of our PEOs and our other non-PEO
NEOs to (i) the Company’s total shareholder return, (ii) the Company’s net income and (iii) the Company’s adjusted operating income over the Company’s fiscal 2020, 2021, 2022 and 2023.

2024 Proxy Statement
| Bath & Body Works, Inc.

Bath & Body Works, Inc. |
 2024 Proxy Statement

The following chart reflects the Company’s cumulative TSR over the cumulative four-year fiscal 2020 through fiscal 2023 period compared to our industry
index (i.e., the S&P 500 Consumer Discretionary Distribution & Retail Index).

2024 Proxy Statement
| Bath & Body Works, Inc.

Beneficial Ownership of Common Stock

The following table includes certain information about the securities ownership of all directors of the Company, the current and former executive officers of the Company named in the 2023 Summary Compensation Table above and all directors and current executive officers of the Company as a group.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)(2)		PERCENT OF CLASS(2)

Wendy Arlin	46,566	(3)	*

Patricia Bellinger	36,713	(3)	*

Alessandro Bogliolo	7,035	(3)	*

Eva Boratto	5		*

Gina Boswell	45,537	(3)	*

Lucy Brady	4,527	(3)	*

Francis Hondal	8,726	(3)	*

Danielle Lee	8,726	(3)	*

Michael Morris	79,419	(3)	*

Sarah Nash	197,202	(3)	*

Juan Rajlin	7,035	(3)	*

Deon Riley	41,899	(3)	*

Julie Rosen	37,769	(3)(4)	*

Stephen Steinour	64,715	(3)(5)	*

J.K. Symancyk	8,394	(3)	*

Steven Voskuil	4,440	(3)	*

Michael Wu	22,183	(3)	*

All directors and current executive officers as a group (17 people)	595,527	(3)(4)(5)	*

*	Less than 1%

(1)

Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised solely by the named person or shared with a spouse. None of the listed shares have been pledged as security or otherwise deposited as collateral.

(2)	Reflects beneficial ownership of shares of the Company’s common stock, and shares outstanding, as of May 1, 2024.

(3)

Includes the following number of shares issuable within 60 days of May 1, 2024, upon the exercise or vesting of outstanding stock awards: Ms. Arlin, 18,674; Ms. Bellinger, 3,572; Mr. Bogliolo, 3,572; Ms. Boswell, 30,381; Ms. Brady, 3,572; Ms. Hondal, 3,572; Ms. Lee, 3,572; Mr. Morris, 3,572; Ms. Nash, 5,953; Mr. Rajlin, 3,572; Ms. Riley, 16,965; Ms. Rosen, 20,436; Mr. Steinour, 3,572; Mr. Symancyk, 3,572; Mr. Voskuil, 3,572; Mr. Wu, 11,397; and all directors and current executive officers as a group, 138,235.

(4)	Includes 12,361 shares held in the Rosen Family Trust, for which Ms. Rosen has shared voting and investment power.

(5)

Includes 9,900 shares held in the Patricia M. Steinour Legacy Trust, for which Mr. Steinour has shared voting and investment power, and 9,900 shares held in the Stephen D. Steinour Dynasty Trust, for which Mr. Steinour has shared voting and investment power. Includes 12,925 shares owned by Mr. Steinour’s spouse, as to which Mr. Steinour may be deemed to share voting and investment power.

68  Bath & Body Works, Inc. | 2024 Proxy Statement

The following table sets forth the names of all persons who, as of the dates indicated below, were known by the Company to be the beneficial owners (as defined in the rules of the Commission) of more than 5% of the outstanding shares of the Company’s common stock.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT BENEFICIALLY OWNED	PERCENT OF CLASS

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	26,296,068	11.64%

BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	16,240,804	7.2%

Third Point LLC(3) 55 Hudson Yards New York, NY 10001	13,751,100	6.02%

T. Rowe Price Investment Management, Inc.(4) 100 E. Pratt Street Baltimore, MD 21202	11,747,535	5.2%

Lone Pine Capital LLC, David F. Craver, Brian F. Doherty, Kelly A. Granat, Stephen F. Mandel, Jr. and Kerry A. Tyler(5) Two Greenwich Plaza, Suite 200 Greenwich, CT 06830	11,613,258	5.1%

(1)

As of December 29, 2023, based solely on information set forth in the Schedule 13G/A filed on February 13, 2024, the Vanguard Group reported having shared voting power over 302,872 shares, sole dispositive power over 25,321,858 shares and shared dispositive power over 974,210 shares.

(2)

As of December 31, 2023, based solely on information set forth in the Schedule 13G/A filed on January 26, 2024, BlackRock, Inc. reported having sole voting power over 14,580,596 shares and sole dispositive power over 16,240,804 shares.

(3)

As of March 6, 2023, based solely on information set forth in the Schedule 13D/A filed on March 6, 2023, by Third Point LLC and Daniel S. Loeb (each, a “Third Point Reporting Person”). Each Third Point Reporting Person reported having shared voting and dispositive power over 13,751,100 shares.

(4)

As of December 31, 2023, based solely on information set forth in the Schedule 13G filed on February 14, 2024, T. Rowe Price Investment Management, Inc. reported having sole voting power over 4,805,600 shares and sole dispositive power over 11,747,535 shares.

(5)

As of December 31, 2023, based solely on information set forth in the Schedule 13G/A filed on February 22, 2024, by Lone Pine Capital LLC, David F. Craver, Brian F. Doherty, Kelly A. Granat, Stephen F. Mandel, Jr. and Kerry A. Tyler (each, a “Lone Pine Reporting Person”). Each Lone Pine Reporting Person reported having shared voting and dispositive power over 11,613,258 shares.

2024 Proxy Statement | Bath & Body Works, Inc.  69

Information About the Annual Meeting and Voting

The Board is soliciting your proxy to vote at our 2024 annual meeting of shareholders (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting.

We began mailing this proxy statement and the enclosed proxy card, or the Notice of Internet Availability of Proxy Materials (the “Notice”), on or about May 15, 2024 to all shareholders entitled to vote. The 2023 10-K, which includes our financial statements, is being sent with this proxy statement and is available in paper copy by request or in electronic form. You may request copies of such documents from: Bath & Body Works, Inc., Three Limited Parkway, Columbus, Ohio 43230, Attention Corporate Secretary.

Date, Time and Place of Meeting

Date:	June 27, 2024
Time:	8:30 a.m. Eastern Time
Place:	Three Limited Parkway, Columbus, Ohio 43230

Attending the Meeting

If you plan to attend the meeting in person, please note that for security reasons, before being admitted to the meeting, you must present a valid, government-issued photo identification (such as a driver’s license or a passport) and your proof of stock ownership as of April 30, 2024, the record date for the meeting. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is proof of ownership. If you hold your shares in street name, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares at the close of business on April 30, 2024. If you do not have a valid, government-issued photo identification and proof of stock ownership, you will not be admitted to the meeting. If you want to vote your shares at the meeting in person, please see “—Voting in Person” below.

Because of necessary security precautions, bags, purses and briefcases will be subject to inspection. To speed the admissions process, shareholders are encouraged to bring only essential items. The use of cameras, video and audio recording devices and other electronic devices at the annual meeting is prohibited, and such devices will not be permitted in the annual meeting. We realize that many mobile phones have built-in digital cameras and recording functions, and while you may bring these phones into the annual meeting, you may not use the camera or recording functions at any time.

Shares Entitled to Vote

Shareholders entitled to vote are those who owned Company common stock (“Common Stock”) at the close of business on the record date, April 30, 2024. As of the record date, there were 223,665,083 shares of Common Stock outstanding. Each share of Common Stock that you own entitles you to one vote.

Voting Your Shares

Whether or not you plan to attend the annual meeting, we urge you to vote. Shareholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. If you are voting by mail,

70  Bath & Body Works, Inc. | 2024 Proxy Statement

please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you are voting by telephone or via the Internet, please use the telephone or Internet voting procedures set forth on the enclosed proxy card. Returning the proxy card or voting via telephone or the Internet will not affect your right to attend the meeting and vote.

The enclosed proxy card indicates the number of shares that you own. Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us or vote via telephone or the Internet in time to vote, one of the individuals named on your proxy card (your “proxy”) will vote your shares as you have directed. If you sign the proxy card or vote via telephone or the Internet but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares in the following manner:

•	“FOR” the election of the Board’s 10 nominees for director (as described beginning on page 7);
•	“FOR” the ratification of the appointment of our independent registered public accounting firm (as described on page 25); and
•	“FOR” the advisory vote to approve named executive officer compensation (as described beginning on page 30).

If any other matter is properly presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement was filed, we knew of no other matters to be acted on at the meeting. See “—Vote Necessary to Approve Proposals” below for a discussion of the votes required to approve these items.

Certain shareholders received a Notice containing instructions on how to access this proxy statement and our 2023 10-K via the Internet. Those shareholders should refer to the Notice for instructions regarding how to vote.

Revoking Your Proxy

You may revoke your proxy by:

•	submitting a later dated proxy (including a proxy via telephone or the Internet);
•

notifying our Corporate Secretary at our principal executive offices at Three Limited Parkway, Columbus, Ohio 43230, Attention: Corporate Secretary, in writing before the meeting that you have revoked your proxy; or

•	voting in person at the meeting.

Voting in Person

If you plan to vote in person at the meeting, a ballot will be available when you arrive at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares at the close of business on April 30, 2024, the record date for voting, as well as a proxy, executed in your favor, from the nominee.

Appointing Your Own Proxy

If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the names of those individuals and insert the name of the individual you are authorizing to vote. If you appoint your own proxy, either you or the individual you appoint must present the proxy card at the meeting.

Quorum Requirement

A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing at least one-third of the votes of the Common Stock entitled to vote constitutes a quorum. Abstentions and “broker non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

2024 Proxy Statement | Bath & Body Works, Inc.  71

Vote Necessary to Approve Proposals

•

Pursuant to the Company’s Bylaws, each director will be elected by a majority of the votes cast with respect to such director. A majority of the votes cast means that the number of votes “for” a director’s election must exceed 50% of the votes cast with respect to that director’s election. Any “against” votes will count as a vote cast, but “abstentions” and broker non-votes will not count as a vote cast with respect to that director’s election. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.” As required by the Bylaws, each director has submitted an irrevocable letter of resignation as director that becomes effective if the director does not receive a majority of votes cast in an election and the Board accepts the resignation. If a director is not elected, the Nominating & Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation.

•	The ratification of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes present in person or by proxy and voting thereon.
•

The advisory vote to approve named executive officer compensation requires the affirmative vote of a majority of the votes present in person or by proxy and voting thereon. While this vote is required by law, it will neither be binding on the Company nor the Board, nor will it create or imply any change in the fiduciary or other duties of, or impose any additional fiduciary or other duties on, the Company or the Board. However, the HCC Committee will carefully consider the shareholder vote, along with all other expressions of shareholders’ views on this matter, when considering future executive compensation decisions.

Impact of Abstentions and Broker Non-votes

You may “abstain” from voting for any nominee in the election of directors and on the other proposals. Abstentions with respect to the election of directors, the ratification of Ernst & Young LLP as our independent registered public accounting firm, and the advisory vote to approve named executive officer compensation will be excluded entirely from the vote and will have no effect.

In addition, under NYSE rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on the proposal to ratify Ernst & Young LLP as our independent registered public accounting firm, even if it did not receive voting instructions from you. Your broker may not vote your shares on any of the other matters without specific instruction. A “broker non-vote” occurs when a broker submits a proxy but refrains from voting. Shares represented by broker non-votes are counted as present or represented for purposes of determining the presence of a quorum but are not counted as otherwise present or represented.

Obtaining Additional Copies of the Proxy Materials

We have adopted a procedure called “householding.” Under this procedure, shareholders who share the same last name and reside at the same mailing address will receive one Notice or one set of proxy materials (if they have elected to receive hard copies of the proxy materials), unless one of the shareholders at that address has notified us that they wish to receive individual copies. Shareholders who participate in householding continue to receive separate control numbers for voting. Householding does not in any way affect dividend check mailings.

If you hold Common Stock and currently are subject to householding, but prefer to receive separate copies of proxy materials and other shareholder communications from the Company, or if you are sharing an address with another shareholder and would like to consent to householding, you may revoke or grant your consent to householding as appropriate at any time by calling (614) 415-3203 or notifying our Corporate Secretary at our principal executive offices at Three Limited Parkway, Columbus, Ohio 43230, Attention: Corporate Secretary.

A number of brokerages and other institutional holders of record have implemented householding. If you hold your shares beneficially in street name, please contact your broker or other intermediary holder of record to request information about householding.

72  Bath & Body Works, Inc. | 2024 Proxy Statement

General Matters

Shareholder Proposals or Director Nominations for the 2025 Annual Meeting

Shareholder Proposals Pursuant to Rule 14a-8

Proposals submitted for inclusion in the proxy statement for our 2025 annual meeting of shareholders must be received by the Company’s Corporate Secretary at our principal executive offices on or before January 15, 2025.

Shareholder Director Nominations for Inclusion in Our 2025 Proxy Statement

Written notice of shareholder nominations of persons for election as a director at our 2025 annual meeting of shareholders that are to be included in our proxy statement for the 2025 annual meeting pursuant to the proxy access provisions in Section 2.05 of our Bylaws must be received by the Company’s Corporate Secretary at our principal executive offices no earlier than December 16, 2024, and no later than January 15, 2025. The notice must contain the information required by our Bylaws.

Other Shareholder Proposals

If a shareholder intends to present a proposal or nominate a person for election as a director at the 2025 annual meeting other than as described above, the shareholder must comply with the requirements set forth in Section 2.04 of our Bylaws. The Bylaws require, among other things, that the Company’s Corporate Secretary receive written notice of the intent to present a proposal or nomination no earlier than March 29, 2025, and no later than April 28, 2025. The notice must contain the information required by our Bylaws. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must give timely notice that complies with the additional requirements of Rule 14a-19 under the Exchange Act, which must be received no later than April 28, 2025.

Other Proposed Actions

The Board knows of no other matters to be brought before the annual meeting. However, if other matters should come before the meeting, each of the persons named as a proxy intends to vote in accordance with such person’s judgment on such matters.

Solicitation of Proxies

We are soliciting proxies primarily by the use of the mail. However, we may also solicit proxies by telephone, email and personal solicitation, in addition to the use of the mail. To the extent our directors or associates participate in this solicitation, they will not receive compensation for their participation, other than their normal compensation. Innisfree M&A Incorporated assists us with the solicitation for a fee of $25,000 plus reasonable out-of-pocket expenses. We will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy materials to beneficial owners. We bear all costs associated with this proxy solicitation.

2024 Proxy Statement | Bath & Body Works, Inc.  73

Appendix A

Non-GAAP Financial Measures

The Company uses certain adjusted financial information in this proxy statement, including adjusted net income from continuing operations per diluted share and adjusted operating income. The adjusted financial information should not be construed as an alternative to the results determined in accordance with GAAP. Further, the Company’s definitions of adjusted financial information may differ from similarly titled measures used by other companies. Management believes that the presentation of the adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, the HCC Committee uses adjusted operating income because it is a performance measure over which the Company’s executives can have significant impact and is also directly linked to the Company’s long-term growth plan and performance that drive shareholder value. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the operations of the Company because the adjusted items are not indicative of the Company’s ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures for the purpose of evaluating performance internally. The adjusted financial information should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

The table below reconciles the Company’s adjusted net income from continuing operations per diluted share for fiscal 2023, 2022, 2021, 2020 and 2019 to the Company’s net income from continuing operations per diluted share, the most comparable GAAP financial measure. For fiscal 2022, the Company did not make any adjustments to net income from continuing operations per diluted share; therefore, for fiscal 2022, adjusted net income from continuing operations per diluted share is equal to the Company’s fiscal 2022 GAAP net income from continuing operations per diluted shares.

Reconciliations of Net Income from Continuing Operations Per Diluted Share to Adjusted Net Income from Continuing Operations Per Diluted Share

	2023 (53 WEEKS)	2022 (52 WEEKS)	2021 (52 WEEKS)	2020 (52 WEEKS)	2019 (52 WEEKS)

Reported Net Income from Continuing Operations Per Diluted Share	$3.84	$3.40	$3.94	$3.07	$1.65

Restructuring Charges(1)	—	—	—	0.08	—

Write-off of Inventory due to Tornado(2)	—	—	0.03	—	—

(Gain) / Loss on Extinguishment of Debt(3)	(0.11)	—	0.54	0.14	0.11

Impairment of Equity Method Investment(4)	0.03	—	—	—	—

La Senza Charges(5)	—	—	—	—	0.10

Tax Benefit from the Resolution of Certain Tax Matters(6)	—	—	—	(0.18)	—

Tax Benefit from Foreign Valuation Allowance Release(7)	(0.49)	—	—	—	—

Adjusted Net Income from Continuing Operations Per Diluted Share	$3.27	$3.40	$4.51	$3.12	$1.86

(1)	In 2020, we recognized pre-tax severance charges of $30 million ($24 million after tax) related to restructuring activities.

(2)	In 2021, we recognized a pre-tax loss of $9 million ($7 million after tax) related to the write-off of inventory that was destroyed by a tornado at a vendor’s facility.

(3)

In 2023, we recognized pre-tax gains of $34 million related to the repurchase and extinguishment of outstanding notes. We recognized pre-tax losses of $195 million, $53 million and $40 million in 2021, 2020 and 2019, respectively, due to the early extinguishment of outstanding notes. We recognized an after tax gain of $26 million in 2023, and after tax losses of $148 million, $40 million and $30 million in 2021, 2020 and 2019, respectively.

(4)	In 2023, we recognized a pre-tax impairment charge of $8 million ($6 million after tax) related to an impairment charge on an equity method investment.

(5)

In 2019, we recognized $37 million of pre-tax charges ($28 million after tax) to increase reserves related to ongoing contingent obligations for the La Senza business, which was sold in the fourth quarter of 2018.

2024 Proxy Statement | Bath & Body Works, Inc.  A-1

(6)	In 2020, we recognized a $50 million tax benefit related to the resolution of certain tax matters.

(7)	In 2023, we recognized a $112 million tax benefit related to the partial release of a valuation allowance on a foreign deferred tax asset.

The table below reconciles the adjusted operating income of the Company for fiscal 2023, 2022, 2021 and 2020 to the Company’s operating income, the most comparable GAAP financial measure. For fiscal 2023 and 2022, the Company did not make any adjustments to operating income; therefore, for fiscal 2023 and 2022, adjusted operating income is equal to the Company’s fiscal 2023 and 2022 GAAP operating income, respectively.

Reconciliations of Reported Operating Income to Adjusted Operating Income (in millions)

	2023 (53 WEEKS)	2022 (52 WEEKS)	2021 (52 WEEKS)	2020 (52 WEEKS)

Reported Operating Income	$1,285	$1,376	$2,009	$1,604

Write-off of Inventory due to Tornado(1)	—	—	9	—

Restructuring Charges(2)	—	—	—	30

Adjusted Operating Income	$1,285	$1,376	$2,019	$1,634

(1)	In 2021, the Company recognized a pre-tax loss of $9 million related to the write-off of inventory that was destroyed by a tornado at a vendor’s facility.

(2)	In 2020, the Company recognized pre-tax severance charges of $30 million related to restructuring activities.

The table below reconciles the Company’s fiscal 2023 free cash flow to the Company’s fiscal 2023 net cash provided by operating activities, the most comparable GAAP financial measure.

Reconciliations of Reported Net Cash Provided by Operating Activities to Free Cash Flow (in millions)

2023

Reported Net Cash Provided by Operating Activities	$954

Capital Expenditures	(298)

Free Cash Flow	$656

A-2  Bath & Body Works, Inc. | 2024 Proxy Statement

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903	Scan QR for digital voting

Bath & Body Works, Inc.	Internet: www.proxydocs.com/BBWI • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
Annual Meeting of Shareholders
For Shareholders of Record as of April 30, 2024 Thursday, June 27, 2024 8:30 AM, Eastern Time Three Limited Parkway, Columbus, Ohio 43230	Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 8:30 AM, Eastern Time, June 27, 2024.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Gina R. Boswell and Michael C. Wu (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Bath & Body Works, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters on which Bath & Body Works, Inc. did not have notice in accordance with Securities and Exchange Commission rules that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Bath & Body Works, Inc. Annual Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Elect the 10 nominees proposed by the Board of Directors as directors.
		FOR	AGAINST	ABSTAIN
	1.01 Sarah E. Nash	☐	☐	☐	FOR

	1.02 Alessandro Bogliolo	☐	☐	☐	FOR

	1.03 Gina R. Boswell	☐	☐	☐	FOR

	1.04 Lucy O. Brady	☐	☐	☐	FOR

	1.05 Francis A. Hondal	☐	☐	☐	FOR

	1.06 Danielle M. Lee	☐	☐	☐	FOR

	1.07 Juan Rajlin	☐	☐	☐	FOR

	1.08 Stephen D. Steinour	☐	☐	☐	FOR

	1.09 J.K. Symancyk	☐	☐	☐	FOR

	1.10 Steven E. Voskuil	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of our independent registered public accounting firm.	☐	☐	☐	FOR

3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐	FOR

NOTE: Transact such other business as may properly come before the meeting.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date